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                                                           EXHIBIT 4(a)


                THC SYSTEMS, INC. (the "Company")
                  ONEIDA LTD. (the "Guarantor")


                         NOTE AGREEMENT


                  Dated as of November 15, 1996


                  $35,000,000 Principal Amount
                       7.49% Senior Notes
                      Due November 1, 2008

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                        TABLE OF CONTENTS

Section                                                      Page
1.  DESCRIPTION OF NOTES AND COMMITMENT                        1
1.1.     Description of Notes                                  1
1.2.     Commitment; Closing Date                              1

2.  PREPAYMENT OF NOTES                                        2
2.1.     Required Prepayments                                  2
2.2.     Optional Prepayments                                  3
2.3.     Notice of Prepayments                                 3
2.4.     Surrender of Notes on Prepayment or Exchange          4
2.5.     Direct Payment                                        4
2.6.     Allocation of Payments                                4
2.7.     Payments Due on Saturdays, Sundays and Holidays       4

3.  REPRESENTATIONS                                            5
3.1.     Representations of the Guarantor and the Company      5
3.2.     Representations of the Purchasers                    12

4.  CLOSING CONDITIONS                                        13
4.1.     Representations and Warranties                       13
4.2.     Legal Opinions                                       14
4.3.     Events of Default                                    14
4.4.     Payment of Fees and Expenses                         14
4.5.     Legality of Investment                               14
4.6.     Private Placement Number                             14
4.7.     Sale of All Notes                                    14
4.8.     THC Acquisition                                      14
4.9.     Additional Agreements                                14
4.10.    Proceedings and Documents                            14

5.  INTERPRETATION OF AGREEMENT                               15
5.1.     Certain Terms Defined                                15
5.2.     Accounting Principles                                24
5.3.     Effect of FASB 106                                   24
5.4.     Valuation Principles                                 24
5.5.     Direct or Indirect Actions                           24

6.  AFFIRMATIVE COVENANTS                                     25
6.1.     Corporate Existence                                  25
6.2.     Insurance                                            25
6.3.     Taxes, Claims for Labor and Materials                25
6.4.     Maintenance of Properties                            25
6.5.     Maintenance of Records                               25
6.6.     Financial Information and Reports                    26
6.7.     Inspection of Properties and Records;
           Confidentiality                                    28
6.8.     ERISA                                                29
6.9.     Compliance with Laws                                 30

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6.10.    Acquisition of Notes                                 30
6.11.    Private Placement Number                             30
6.12.    NAIC Filings                                         30
6.13.    Company's Restricted Subsidiary Status               30
6.14.    Bank Agreement.                                      30
6.15.    Subsidiary Guarantees                                30
6.16.    Release of Camden Wire Subsidiary Guarantee          30

7.  NEGATIVE COVENANTS                                        31
7.1.     Net Worth                                            31
7.2.     Current Ratio                                        31
7.3.     Funded Debt                                          31
7.4.     Priority Indebtedness of Restricted Subsidiaries     31
7.5.     Interest Coverage Ratio                              31
7.6.     Liens                                                31
7.7.     Long-Term Leases                                     33
7.8.     Restricted Payments                                  33
7.9.     Merger or Consolidation                              34
7.10.    Sale of Assets                                       34
7.11.    Change in Business                                   35
7.12.    Transactions with Affiliates                         35
7.13.    Consolidated Tax Returns                             35
7.14.    Pari Passu Position                                  35
7.15.    Sharing Agreement                                    35

8.  EVENTS OF DEFAULT AND REMEDIES THEREFOR                   36
8.1.     Nature of Events                                     36
8.2.     Remedies on Default                                  38
8.3.     Annulment of Acceleration of Notes                   38
8.4.     Other Remedies                                       38
8.5.     Conduct No Waiver; Collection Expenses               39
8.6.     Remedies Cumulative                                  39
8.7.     Notice of Default                                    39

9.  AMENDMENTS, WAIVERS AND CONSENTS                          39
9.1.     Matters Subject to Modification                      39
9.2.     Solicitation of Holders of Notes                     40
9.3.     Binding Effect                                       40

10. FORM OF NOTES, REGISTRATION, TRANSFER, EXCHANGE AND
    REPLACEMENT
10.1.    Form of Notes                                        41
10.2.    Note Register                                        41
10.3.    Issuance of New Notes upon Exchange or Transfer      41
10.4.    Replacement of Notes                                 41

11. MISCELLANEOUS                                             42
11.1.    Expenses                                             42
11.2.    Notices                                              42
11.3.    Reproduction of Documents                            42

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11.4.    Successors and Assigns                               43
11.5.    Law Governing                                        43
11.6.    Headings                                             43
11.7.    Counterparts                                         43
11.8.    Reliance on and Survival of Provisions               43
11.9.    Integration and Severability                         43


Annex I:      Subsidiaries
Annex II:     Existing Funded Debt and Current Debt
Annex III:    Description of Liens
Annex IV:     Schedule of Insurance

Exhibit A:    Form of 7.49% Senior Notes, Due November 1, 2008
Exhibit B:    Legal Opinions
Exhibit C:    Form of Guaranty Agreement
Exhibit D:    Form of Subsidiary Guarantee
Exhibit E:    Form of Subordination Agreement
Exhibit F:    Form of Sharing Agreement

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                        THC SYSTEMS, INC.
                           ONEIDA LTD.

                         NOTE AGREEMENT


                                            Dated as of November 15, 1996


To the Purchasers Named in Schedule I Hereto


Ladies and Gentlemen:

    Each of THC SYSTEMS, INC. (formerly named Oneida Community China, Inc.), a New York corporation (the "Company") and ONEIDA LTD., a New York corporation (the "Guarantor"), agrees with you as follows:

    1. DESCRIPTION OF NOTES AND COMMITMENT

    1.1 Description of Notes. (a) The Company has authorized the issuance and sale of $35,000,000 aggregate principal amount of its Senior Notes (the "Notes"), to be dated the date of issuance, to bear interest from such date at the rate of 7.49% per annum prior to maturity, payable semi-annually on the first day of November and May of each year, commencing May 1, 1997, and at maturity, to bear interest on overdue principal (including any overdue required or optional prepayment), premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the greater of (a) the rate of interest publicly announced by The Chase Manhattan Bank (or its successors or assigns) as its "prime rate" plus one percent (1%) or (b) 9.49% per annum, to be expressed to mature on November 1, 2008 and to be substantially in the form attached as Exhibit A. The term "Notes" as used herein shall include each Note delivered pursuant to this Note Agreement (the "Agreement") and each Note delivered in substitution or exchange therefor and, where applicable, shall include the singular number as well as the plural. Any reference to you in this Agreement shall in all instances be deemed to include any nominee of yours or any separate account or other person on whose behalf you are purchasing Notes. You are sometimes referred to herein as a "Purchaser" and, together with the other Purchaser, as the "Purchasers."

         (b) The obligations of the Company hereunder and under the Notes shall be guaranteed by the Guarantor pursuant to the Guaranty Agreement and by the Subsidiary Guarantors pursuant to the Subsidiary Guarantees.

    1.2 Commitment; Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, Notes in the aggregate principal amount set forth opposite your name in the attached Schedule I at a price of 100% of the principal amount thereof.

    Delivery of and payment for the Notes shall be made at the offices of Gardner, Carton & Douglas, 321 North Clark Street, Quaker Tower, Chicago, Illinois 60610, at 9:00 a.m., Chicago Time, on November 26, 1996, or at such later time or on such later date, not later than 5:00 p.m. Chicago Time, on November 30, 1996, as may be mutually agreed upon by the Company and the Purchasers (the "Closing Date"). The Notes will be delivered to you in fully registered form, issued in your name or in the name of your nominee. Delivery of the Notes to you on the Closing Date shall be against payment of the purchase price thereof in Federal Funds or other funds in U.S. dollars immediately available at the principal office of Chase Manhattan Bank, New York, New York, A.B.A. No. 02100002, Attention: Upstate New York-Syracuse, for deposit in the Company's Account No. 8250073601, Attention: Patricia Janowski (315) 424-2763. If on the Closing Date the Company shall fail to tender the Notes to you or shall fail to meet the closing conditions set forth in Sections 4.1 through 4.10 hereof, you shall be relieved of all remaining obligations under this Agreement. Nothing in the preceding sentence shall relieve the Company of any liability occasioned by such failure to deliver the Notes. If on the Closing Date any Purchaser shall fail to tender the purchase price of Notes set forth in Schedule I hereto to the Company, the Company shall be relieved of all remaining obligations under this Agreement. Nothing in the preceding sentence shall relieve any Purchaser of any liability occasioned by its failure to deliver such Funds. The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the acts of any other Purchaser.


    2. PREPAYMENT OF NOTES

    2.1 Required Prepayments. (a) In addition to payment of all outstanding principal of the Notes at maturity and regardless of the amount of Notes which may be outstanding from time to time, the Company shall prepay and there shall become due and payable on November 1 in each year, $3,890,000 of the principal amount of the Notes or such lesser amount as would constitute payment in full on the Notes, commencing November 1, 2000 and ending November 1, 2007 inclusive, with the remaining principal payable on November 1, 2008. Each such prepayment shall be at a price of 100% of the principal amount prepaid, together with interest accrued thereon to the date of prepayment.

         (b) (i) In the event of a Change of Control, the Guarantor shall, immediately upon learning thereof, but in any event within five days after the date of such Change of Control, give written notice to each holder of a Note and to the Company of the Change of Control, accompanied by a certificate of an authorized officer of the Guarantor describing in detail the nature of the Change of Control and containing an offer by the Company to prepay the Notes on the terms set forth in the following sentence (the "Change Notice"). Subject to clause (ii) of this paragraph (b), the Company shall prepay, on a date specified in such notice by the Company which shall be not less than 45 or more than 60 calendar days after the effective date of such Change in Control, the entire principal amount of the Notes held by each holder at the price set forth in Section 2.2(b).

              (ii) A holder of Notes may accept or reject the offer of the Company to prepay Notes made pursuant to clause (i) of this paragraph (b) by causing a notice of such acceptance or rejection to be delivered to the Company not more than 30 calendar days following receipt of the Change Notice. A failure by a holder of Notes to respond to an offer to prepay made pursuant to clause
(i) of this paragraph (b) shall be deemed to constitute an acceptance of such offer by such holder.

   2.2 Optional Prepayments. (a) Upon notice as provided in Section 2.3, the Company may prepay the Notes, in whole or in part, at any time, in an amount of not less than $1,000,000 or in integral multiples of $100,000 in excess thereof at the price set forth in Section 2.2(b).

         (b) Each prepayment made pursuant to Section 2.1(b), Section 7.10 (other than prepayments made in connection with a Camden Disposition pursuant to such Section 7.10) or paragraph (a) of this Section 2.2 shall be at a price of
(i) 100% of the principal amount to be prepaid, plus interest accrued thereon to the date of prepayment, if the Reinvestment Yield, on the applicable Determination Date, equals or exceeds the interest rate payable on or in respect of the Notes, or (ii) 100% of the principal amount to be prepaid, plus interest accrued thereon to the date of prepayment, plus a premium, if the Reinvestment Yield, on such Determination Date, is less than the interest rate payable on or in respect of the Notes. The premium shall equal (x) the aggregate present value of the amount of principal being prepaid (taking into account the manner of application of such prepayment required by Section 2.2(c)) and the present value of the amount of interest (exclusive of interest accrued to the date of prepayment) which would have been payable in respect of such principal absent such prepayment, determined by discounting (semi-annually on the basis of a 360-day year composed of twelve 30-day months) each such amount utilizing an interest factor equal to the Reinvestment Yield, less (y) the principal amount to be prepaid.

         (c) Any prepayment pursuant to Section 2.2(a) or 7.10 of less than all of the Notes outstanding shall be applied, to reduce, pro rata, each of the prepayments and the final payment at maturity required by Section 2.1.

         (d) Except as provided in Section 2.1, this Section 2.2 and Section 7.10, the Notes shall not be prepayable in whole or in part.

    2.3 Notice of Prepayments. The Company shall give notice of any prepayment of the Notes pursuant to Section 2.1(b) or Section 2.2(a) or Section 7.10 to each holder of the Notes not less than 30 days nor more than 60 days before the date fixed for prepayment, specifying (i) such date, (ii) the principal amount of the holder's Notes to be prepaid on such date, (iii) the date as of which the premium, if any, will be calculated and (iv) the accrued interest applicable to the prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the premium, if any, and accrued interest thereon shall become due and payable on the prepayment date specified in such notice.

    The Company also shall give notice to each holder of the Notes by telecopy, telegram, telex or other same-day written communication, as soon as practicable but in any event not later than two business days prior to the prepayment date, of the premium, if any, applicable to such prepayment and the details of the calculations used to determine the amount of such premium.

    2.4 Surrender of Notes on Prepayment or Exchange. Subject to Section 2.5, upon any partial prepayment of a Note pursuant to this Section 2 or partial exchange of a Note pursuant to Section 10.3, such Note may, at the option of the holder thereof, (i) be surrendered to the Company pursuant to Section 10.3 in exchange for a new Note equal to the principal amount remaining unpaid on the surrendered Note, or (ii) be made available to the Company for notation thereon of the portion of the principal so prepaid or exchanged. In case the entire principal amount of any Note is prepaid or exchanged, such Note shall, at the written request of the Company, be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of such Note.

    2.5 Direct Payment. Notwithstanding any other provision contained in the Notes or this Agreement, the Company will pay all sums becoming due on each Note held by you or any subsequent Institutional Holder by wire transfer of immediately available federal funds to such account as you or such subsequent Institutional Holder has designated in Schedule I, or as you or such subsequent Institutional Holder may otherwise designate by written notice to the Company, in each case without presentment and without notations being made thereon, except that any such Note so paid or prepaid in full shall, at the written request of the Company, be surrendered to the Company for cancellation. Any wire transfer shall identify such payment in the manner set forth in Schedule I and shall identify the payment as principal, premium, if
any, and/or interest.   You and any subsequent Institutional Holder of a Note to
which this Section 2.5 applies agree that, before selling or otherwise transferring any such Note, you or it will make a notation thereon of the aggregate amount of all payments of principal theretofore made and of the date to which interest has been paid.

    2.6 Allocation of Payments. If less than the entire principal amount of all the Notes outstanding is to be paid, the Company will prorate the aggregate principal amount to be paid among the outstanding Notes in proportion to the unpaid principal.

    2.7 Payments Due on Saturdays, Sundays and Holidays. In any case where the date of any required prepayment of the Notes or any interest payment date on the Notes or the date fixed for any other payment of any Note or exchange of any
Note is not a Business Day, then such payment, prepayment or exchange need not be made on such date but may be made on the next preceding Business Day, with the same force and effect as if made on the due date.

    3. REPRESENTATIONS

    3.1 Representations of the Guarantor and the Company. As an inducement to, and as part of the consideration for, your purchase of the Notes pursuant to this Agreement, each of the Guarantor and the Company represents and warrants to you as follows:

    (a) Corporate Organization and Authority. Each of the Guarantor and the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has all requisite corporate power and authority to own and operate its Properties, to carry on its business as now conducted and as presently proposed to be conducted, to enter into and perform the Agreement and the Subordination Agreement and, in the case of the Company, to issue and sell the Notes as contemplated in the Agreement and in the case of the Guarantor, to issue the Guaranty Agreement.

    (b) Qualification to Do Business. Each of the Guarantor and the Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of the business transacted by it or the character of its Properties owned or leased makes such qualification or licensing necessary.

    (c) Subsidiaries.   The  Guarantor  has  no  Subsidiaries,  as   defined
in Section 5.1, except those listed in Annex I, which correctly sets forth whether such Subsidiary is a Restricted Subsidiary and the jurisdiction of incorporation and the percentage of the outstanding Voting Stock or equivalent interest of each Subsidiary which is owned, of record or beneficially, by the Guarantor and/or one or more Subsidiaries. Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is duly licensed or qualified and in good standing as a foreign corporation in each other jurisdiction where the nature of the business transacted by it or the character of its Properties owned or leased makes such qualification or licensing necessary. A list of those jurisdictions wherein each Subsidiary is qualified to do business is set forth in Annex I. Each Subsidiary has full corporate power and authority to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted. Each Subsidiary Guarantor has all requisite corporate power and authority to issue its Subsidiary Guarantee and to execute the Subordination Agreement. The Guarantor or each Subsidiary has good and marketable title to all of the shares it purports to own of the capital stock of each Subsidiary, as the case may be, free and clear in each case of any Lien or encumbrance, and all such shares have been duly issued and are fully paid and nonassessable.

    (d) Financial Statements. The consolidated balance sheets of the Guarantor and its Restricted Subsidiaries as of January 27, 1996 and the related consolidated statements of income, stockholders' equity and cash flows for the year ended January 27, 1996, accompanied by the report and unqualified opinion of Coopers & Lybrand, L.L.P., independent certified public accountants, copies of which have heretofore been delivered to you, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and present fairly the consolidated financial condition and consolidated results of operations and cash flows of the Guarantor and its Restricted Subsidiaries for and as of the end of each of such years.
The consolidated balance sheets of the Guarantor and its Restricted Subsidiaries as of July 27, 1996 and July 29, 1995 and the related unaudited consolidated condensed statements of income, stockholders' equity and cash flows for the six months ended July 27, 1996 and July 29, 1995, copies of which have heretofore been delivered to you, were prepared in accordance with generally accepted accounting principles and present fairly the consolidated financial condition of the Guarantor and its Restricted Subsidiaries as of such dates and the consolidated results of their operations and cash flows for the periods then ended, subject to customary year-end adjustments.

    (e) No Contingent Liabilities or Adverse Changes. Neither the Guarantor nor any of its Subsidiaries has any contingent liabilities which are material to the Guarantor and its Subsidiaries taken as a whole other than as indicated on the financial statements described in the foregoing paragraph (d) of this
Section 3.1, and since January 27, 1996, there have been no material adverse changes in the condition, financial or otherwise, of the Guarantor and its Subsidiaries except those occurring in the ordinary course of business.

    (f) No Pending Litigation or Proceedings. There are no actions, suits or proceedings pending or threatened against or affecting the Guarantor or any of its Subsidiaries, at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which might result, either individually or in the aggregate, in any material adverse change in the business, Properties, operations or condition, financial or otherwise, of the Guarantor and its Subsidiaries taken as a whole or on the Company's ability to perform its obligations under this Agreement or the Notes or the Subordination Agreement or on the Guarantor's ability to perform its obligations under this Agreement or the Guaranty Agreement or the Subordination Agreement or on any Subsidiary Guarantor's ability to perform its obligations under its Subsidiary Guarantee or the Subordination Agreement.

    (g) Compliance with Law. (i) Neither the Guarantor nor any of its Subsidiaries is: (x) in default with respect to any order, writ, injunction or decree of any court to which it is a named party; or (y) in default under any law, rule, regulation, ordinance or order relating to its or their respective businesses, the sanctions and penalties resulting from which defaults described in clauses (x) and (y) might have a material adverse effect on the business, Properties, operations, assets or condition, financial or otherwise, of the Guarantor and its Subsidiaries taken as a whole, or on the Company's ability to perform its obligations under this Agreement or the Notes or the Subordination Agreement or on the Guarantor's ability to perform its obligations under this Agreement or the Guaranty Agreement or the Subordination Agreement or on any Subsidiary Guarantor's ability to perform its obligations under its Subsidiary Guarantee or the Subordination Agreement.

              (ii) Neither the Guarantor nor any Subsidiary nor any Affiliate is an entity defined as a "designated national" within the meaning of the Foreign Assets Control Regulations, 31 C.F.R. Chapter V, or for any other reason, subject to any restriction or prohibition under, or is in violation of, any Federal statute or Presidential Executive Order, or any rules or regulations of any department, agency or administrative body promulgated under any such statute or Order, concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any Property.

    (h) Pension Reform Act of 1974. Based upon the representations of the Purchasers set forth in Section 3.2, neither the purchase of the Notes by you nor the consummation of any of the other transactions contemplated by this Agreement is or will constitute a "prohibited transaction" within the meaning of
Section 4975  of  the Internal Revenue Code of 1986, as amended (the "Code"), or
Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Internal Revenue Service has issued a favorable determination letter with respect to each "employee pension benefit plan," as defined in
Section 3 of ERISA, established, maintained or contributed to by the Guarantor or any Subsidiary (except for any Plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees) (a "Plan") that the same is qualified under Section 401(a) and related provisions of the Code and that each related trust or custodial account is exempt from taxation under
Section 501(a) of the Code. All Plans of the Guarantor or any Subsidiary comply in all material respects with ERISA and other applicable laws. There exist with respect to the Guarantor or any Subsidiary no "multi-employer plans," as defined in the Multi-employer Pension Plan Amendments Act of 1980, for which a material withdrawal or termination liability may be incurred. There exist with respect to all Plans or trusts established or maintained by the Guarantor or any
Subsidiary: (i) no material accumulated funding deficiency within the meaning of ERISA; (ii) no termination of any Plan or trust which would result in any material liability to the Pension Benefit Guaranty Corporation ("PBGC") or any "reportable event," as that term is defined in ERISA, which is likely to constitute grounds for termination of any Plan or trust by the PBGC; and
(iii) no "prohibited transaction," as that term is defined in ERISA, which is likely to subject any Plan, trust or party dealing with any such Plan or trust to any material tax or penalty on prohibited transactions imposed by Section 4975 of the Code.

    (i) Title to Properties. The Guarantor and each Subsidiary has (i) good title in fee simple or its equivalent under applicable law to all the real Property owned by it and (ii) good title to all other Property owned by it, in each case free from all Liens except (x) those securing Indebtedness of the Guarantor or a Subsidiary, which are listed in the attached Annex III and (y) other Liens that would be permitted pursuant to Section 7.6.

    (j) Leases.   The Guarantor and each Subsidiary enjoy peaceful and
undisturbed possession under all leases under which the Guarantor or such Subsidiary is a lessee or is operating. None of such leases contains any provision which might materially and adversely affect the operation or use of the Property so leased. All of such leases are valid and subsisting and neither the Guarantor nor any Subsidiary is in default with respect to any such leases which are material to the business, Properties, operations or condition, financial or otherwise, of the Guarantor and its Subsidiaries taken as a whole.

    (k) Franchises, Patents, Trademarks and Other Rights. The Guarantor and each Subsidiary have all franchises, permits, licenses and other authority necessary to carry on their businesses as now being conducted and as proposed to be conducted, and none is in default under any of such franchises, permits, licenses or other authority which are material to their respective businesses, Properties, operations or condition, financial or otherwise. The Guarantor and each Subsidiary own or possess all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing necessary for the present conduct of their businesses, without any known conflict with the rights of others which might result in any material adverse change in their respective businesses, Properties, operations or condition, financial or otherwise.

    (l) Status of Notes and Sale of Notes. The Agreement, the Notes and the Subordination Agreement have been duly authorized on the part of the Company, have been duly executed and delivered by an authorized officer of the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in equity or at law. The sale of the Notes and compliance by the Company with all of the provisions of this Agreement, of the Notes and of the Subordination Agreement (i) are within the corporate powers of the Company, (ii) have been duly authorized by proper corporate action, (iii) are legal, (iv) will not violate any provisions of any law or regulation or order of any court, governmental authority or agency and
(v) will not result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien on any Property of the Guarantor or any Subsidiary under the provisions of, any charter document, by-law, loan agreement or other agreement or instrument to which the Guarantor or any Subsidiary is a party or by which any of them or their Property may be bound.

    (m) Guarantor Authorization. The Agreement, the Guaranty Agreement and the Subordination Agreement have been duly authorized on the part of the Guarantor, have been duly executed and delivered by an authorized officer of the Guarantor and constitute the legal, valid and binding obligations of the Guarantor, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in equity or
at  law.   The  compliance  by the Guarantor with all of the provisions of this
Agreement, of the Guaranty Agreement and of the Subordination Agreement (i) are within the corporate powers of the Guarantor, (ii) have been duly authorized by proper corporate action, (iii) are legal, (iv) will not violate any provisions of any law or regulation or order of any court, governmental authority or agency and (v) will not result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien on any Property of the Guarantor or any Subsidiary under the provisions of, any charter document, by-law, loan agreement or other agreement or instrument to which the Guarantor or any Subsidiary is a party or by which any of them or their Property may be bound.

    (n) Subsidiary Guarantor Authorization. Each Subsidiary Guarantee and the Subordination Agreement have been duly authorized on the part of each Subsidiary

Guarantor has been duly executed and delivered by an authorized officer of such Subsidiary Guarantor and constitute the legal, valid and binding obligations of such Subsidiary Guarantor, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in equity or at law. The compliance by each Subsidiary Guarantor with all of the provisions of its Subsidiary Guarantee (i) is within the corporate powers of each Subsidiary Guarantor, (ii) has authorized by proper corporate action, (iii) is legal, (iv) will not violate any provisions of any law or regulation or order of any court, governmental authority or agency and
(v) will not result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien on any Property of the Guarantor or any Subsidiary under the provisions of, any charter document, by-law, loan agreement or other agreement or instrument to which each the Guarantor or any Subsidiary is a party or by which any of them or their Property may be bound.

    (o) No Defaults. No event has occurred and no condition exists which, upon the issuance of the Notes, or the execution and delivery of this Agreement, the Guaranty Agreement, the Subordination Agreement or the Subsidiary Guarantees, would constitute an Event of Default, or with the lapse of time or the giving of notice or both would become an Event of Default, under this Agreement. Neither the Guarantor nor any Subsidiary is in default under any charter document, by-law, loan agreement or other material agreement or material instrument to which it is a party or by which it or its Property may be bound, nor has the Guarantor nor any Subsidiary obtained any waivers with respect to any defaults under any loan agreements or other material agreements or instruments.

    (p) Governmental Consent. Neither the nature of the Guarantor or any of its Subsidiaries, their respective businesses or Properties, nor any relationship between the Guarantor or any of its Subsidiaries and any other Person, nor any circumstances in connection with the offer, issue, sale or delivery of the Notes is such as to require a consent, approval or authorization of, or withholding of objection on the part of, or filing, registration or qualification with, any governmental authority on the part of the Company or the Guarantor or any Subsidiary Guarantor in connection with the execution and delivery of this Agreement or any Subsidiary Guarantor or the Guaranty Agreement or the offer, issue, sale or delivery of the Notes.

    (q) Taxes.   All  tax  returns required to be filed by the  Guarantor  or any Subsidiary in any jurisdiction have been filed or appropriate extensions have been filed with respect thereto, and all taxes, assessments, fees and other governmental charges upon the Guarantor or any Subsidiary, or upon any of their respective Properties, income or franchises, which are due and payable, have been paid timely or within appropriate extension periods or are being contested in good faith by appropriate proceedings. The Guarantor does not know of any proposed additional tax assessment against it or any Subsidiary for which adequate provision has not been made on its books. The federal income tax liability of the Guarantor and its Subsidiaries has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended January 31, 1987 and no material controversy in respect of additional taxes due since such date is pending or to the Guarantor's knowledge threatened. The provisions for taxes on the books of the Guarantor and each Subsidiary are adequate for all open years and for the current fiscal period.

    (r) Status under Certain Statutes. Neither the Guarantor nor any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

    (s) Private  Offering.   Neither  the  Guarantor  nor  the  Company  nor
Chase Securities Inc. (the only Person authorized or employed by the Guarantor or the Company as agent, broker, dealer or otherwise in connection with the offering of the Notes or any similar security of the Company or the Guarantor) has offered any of the Notes or any similar security of the Company or the Guarantor for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than not more than 3 institutional investors, including the Purchasers, each of whom was offered all or a portion of the Notes at private sale for investment. Neither the Company nor the Guarantor nor anyone acting on its authorization will offer the Notes or any part thereof or any similar securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act.

    (t) Effect of Other Instruments. Neither the Guarantor nor any Subsidiary is bound by any agreement or instrument or subject to any charter or other corporate restriction which materially and adversely affects the business, Properties, operations, or condition, financial or otherwise, of the Guarantor and its Subsidiaries taken as a whole or the Company's ability to perform its obligations under this Agreement or the Notes or the Subordination Agreement or the Guarantor's ability to perform its obligations under this Agreement or the Guaranty Agreement or the Subordination Agreement or any Subsidiary Guarantor's ability to perform its obligations under its Subsidiary Guarantee or the Subordination Agreement.

    (u) Use of Proceeds. The Company will apply the proceeds from the sale of the Notes to reimburse the Guarantor with respect to bank Indebtedness incurred by the Guarantor and loaned to the Company to purchase substantially all of the assets of a company formerly known as THC Systems, Inc. The Guarantor will apply the proceeds paid by the Company to it pursuant to the preceding sentence to repay the bank Indebtedness incurred in connection with the THC Acquisition. None of the transactions contemplated in this Agreement (including, without limitation thereof, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System (12 C.F.R., Chapter II). Neither the Guarantor nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of Regulation G, and none of the proceeds from the sale of the Notes will be used to purchase or carry or refinance any borrowing the proceeds of which were used to purchase or carry any "margin stock" or "margin security" in violation of Regulations G, T, U or X.

    (v) Condition of Property. All of the facilities of the Guarantor and each of its Subsidiaries are in sound operating condition and repair except for facilities being repaired in the ordinary course of business or facilities which individually or in the aggregate are not material to the business, Properties, operations, or condition, financial or otherwise, of the Guarantor and its Subsidiaries taken as a whole.

    (w) Books and Records. The Guarantor and each of its Subsidiaries (i) maintain books, records and accounts in reasonable detail which accurately and fairly reflect their respective transactions and business affairs, and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management's general or specific authorization and to permit preparation of financial statements in accordance with generally accepted accounting principles.

    (x) Full Disclosure.  Neither the Private Placement Memorandum dated
October 1996 which has heretofore been delivered to you (including but not limited to the Guarantor's Annual Report on Form 10-K for the year ended January 27, 1996, its Quarterly Reports on Form 10-Q for the periods ended July 27, 1996 and July 29, 1995, its Current Reports on Form 8-K dated August 29, 1996 and November 4, 1996 and its Annual Report to Stockholders for the year ended January 27, 1996), the financial statements referred to in paragraph (d) of this Section 3.1, the pro forma financial information provided to you dated October 15, 1996 with respect to the possible sale of Camden Wire Co., Inc., nor this Agreement, nor any other statement or document furnished by the Company or the Guarantor to you in connection with the negotiation of the sale of the Notes, taken together, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which they were made. There is no fact known, or which, with reasonable diligence would be known, by the Guarantor or the Company which the Company or the Guarantor has not disclosed to you in writing which has a material adverse effect on or, so far as the Company or the Guarantor can now foresee, will have a material adverse effect on the business, Property, operations or condition, financial or otherwise, of the Guarantor and its Subsidiaries taken as a whole or the ability of the Company to perform its obligations under and in respect of this Agreement and the Notes or the ability of the Guarantor to perform its obligations under and in respect of this Agreement and the Guaranty Agreement or each Subsidiary Guarantor's ability to perform the obligations under its Subsidiary Guarantee.

    (y) Environmental  Compliance.  The Guarantor and each Subsidiary  i) is in
compliance   in   all  material  respects  with  all  applicable environmental, transportation, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq., and (ii) has not acquired, incurred or assumed, directly or indirectly, any material contingent liability in connection with the release or storage of any toxic or hazardous waste or substance into the environment. The Guarantor and its Subsidiaries have not acquired, incurred or assumed, directly or indirectly, any material contingent liability in connection with a release or other discharge of any hazardous, toxic or waste material, including petroleum, on, in, under or into the environment surrounding any Property owned, used or leased by any of them.

    3.2 Representations of the Purchasers. (a) As an inducement to, and as part of the Company's consideration for the sale of the Notes pursuant to this Agreement, each of you represents, respectively, and in entering into this Agreement the Company understands, that (i) you are an Institutional Holder,
(ii) you are acquiring Notes for the purpose of investment and for your own account and not with a view to the distribution thereof; provided that the disposition of your Property shall at all times be and remain within your control, subject, however, to compliance with Federal securities laws. You acknowledge that the Notes have not been registered under the Securities Act or the laws of any state and you understand that the Notes must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. You have been advised that the Company does not contemplate registering, and is not legally required to register, the Notes under the Securities Act.

         (b) Each of you represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of, or to be attributed to the holding of, the Notes to be purchased by you hereunder:

              (i) if you are an insurance company, the Source constitutes assets allocated to any separate account maintained by you (A) in which no employee benefit plan (or its related trust) has any interest or (B) which is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

              (ii) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund, and the other applicable conditions of PTEs 90-1 or 91-38 have been satisfied; or

              (iii) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM; all conditions of the QPAM Exemption are satisfied; neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (A) the identity of such QPAM and (B) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (iii); or

              (iv) the Source is a governmental plan; or

              (v) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (v); or

              (vi) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

              (vii) if you are an insurance company and the Source includes assets of your general account, the acquisition of the Notes by you is exempt under PTE 95-60 (issued July 12, 1995).

[In the event the Company reasonably determines that it is a party in interest with respect to any employee benefit plan identified by you pursuant to paragraph (ii) or paragraph (v) of this Section 3.2(b), no assets of such employee benefit plan may be used by you to pay any portion of the purchase price of the Notes to be purchased by you hereunder.]

    As used in this Section 3.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.


    4. CLOSING CONDITIONS

     Your obligation to purchase the Notes on the Closing Date shall be subject to the performance by each of the Guarantor and the Company of its agreements hereunder which are to be performed at or prior to the time of delivery of the Notes, and to the following conditions to be satisfied on or before the Closing Date:

    4.1 Representations and Warranties. The representations and warranties of the Guarantor and the Company contained in this Agreement or otherwise made in writing in connection herewith shall be true and correct on or as of the Closing Date and each of the Company and the Guarantor shall have delivered to you a certificate to such effect, dated the Closing Date and executed by the President or the chief financial officer of the Company and the Guarantor, respectively.

    4.2 Legal Opinions. You shall have received from Gardner, Carton & Douglas, who is acting as your special counsel in this transaction, and from Catherine H. Suttmeier, General Counsel to the Company, the Guarantor and the Subsidiary Guarantors and from Shearman & Sterling, special counsel for the Company, the Guarantor and the Subsidiary Guarantors, their respective opinions, dated as of such Closing Date, in form and substance satisfactory to you and covering substantially the matters set forth or provided in the attached Exhibit B.

    4.3 Events of Default. No event shall have occurred and be continuing on the Closing Date which would constitute an Event of Default, as defined in Section 8.1, or with notice or lapse of time or both would become such an Event of Default, and the each of the Company and the Guarantor shall have delivered to you a certificate to such effect, dated the Closing Date and executed by the President or the chief financial officer or the Senior Vice President, Finance of the Company and the Guarantor, respectively.

    4.4 Payment of Fees and Expenses. The Company shall have paid all reasonable fees, expenses, costs and charges, including the fees and expenses of your special counsel, incurred by you through the Closing Date and incident to the proceedings in connection with, and transactions contemplated by, this Agreement and the Notes.

    4.5 Legality of Investment. Your acquisition of the Notes shall constitute a legal investment as of the Closing Date under the laws and regulations of each jurisdiction to which you may be subject (without resort to any "basket" or "leeway" provision which permits the making of an investment without restriction as to the character of the particular investment being made), and such acquisition shall not subject you to any penalty or other onerous condition in or pursuant to any such law or regulation.

    4.6 Private Placement Number. A private placement number shall have been obtained from Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners).

    4.7 Sale of All Notes. Contemporaneously with the sale of the Notes to you, the Company will complete and close the sale of Notes being purchased by each of the Purchasers set forth in Schedule I hereto.

    4.8 THC Acquisition. Prior to or contemporaneously with the sale of the Notes, the Guarantor shall consummate the THC Acquisition and shall provide to you evidence satisfactory to you and your special counsel of the consummation of such acquisition.

    4.9 Additional Agreements. The Company and the Guarantor will deliver to you executed copies of (a) the Subsidiary Guarantees, (b) the Subordination Agreement, (c) the Sharing Agreement and (d) the First Amendment to 1992 Note Agreement dated as of October 15, 1996, each in form and substance satisfactory to you and your counsel.

    4.10 Proceedings and Documents. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation of such transactions shall be satisfactory in form and substance to you and your special counsel, and you and your special counsel shall have received copies (executed or certified as may be appropriate) of all legal documents or proceedings which you and they may reasonably request.


    5. INTERPRETATION OF AGREEMENT

    5.1 Certain Terms Defined. The terms hereinafter set forth when used in this Agreement shall have the following meanings:

         Affiliate - Any Person (other than a Subsidiary Guarantor) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Guarantor, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Guarantor or any Subsidiary or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% of the equity interest) of which is beneficially owned or held by the Guarantor or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         Agreement - As defined in Section 1.1.

         Bank Agreement - That Credit Agreement dated as of January 19, 1996, among Oneida Ltd., The Chase Manhattan Bank, N.A., as Agent and the banks signatory to such agreement, as such agreement may be from time to time amended. The term "Bank Agreement" shall also include replacement or additional credit agreements entered into by the Guarantor or any Restricted Subsidiary with banks or other institutional lenders.

         Banks - The bank lenders to the Guarantor pursuant to the Bank
Agreement.

         Business Day - Any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York; Los Angeles, California; or Chicago, Illinois are required or authorized to be closed.

         Camden Disposition - The sale, lease, transfer or other disposition of stock or assets of Camden Wire Co., Inc. prior to January 31, 1999 (i) for cash consideration, net of any continuing or contingent liabilities equal to book value of Camden Wire Co., Inc. at the time of such sale, plus or minus ten percent (10%) and (ii) for all of the capital stock of Camden Wire Co., Inc. or all of its assets, as the case may be.

         Capitalized Lease - Any lease the obligation for Rentals with respect to which, in accordance with generally accepted accounting principles, would be required to be capitalized on a balance sheet of the lessee or for which the amount of the asset and liability thereunder, as if so capitalized, would be required to be disclosed in a note to such balance sheet.

         Change of Control - The occurrence of any one or more of the following:

              (a) any Person (other than an Executive Officer) or a group of Persons (other than a group of Persons consisting solely of Executive Officers) shall purchase or otherwise acquire, directly or indirectly, in one or more transactions, beneficial ownership of securities representing 20% or more of the combined voting power of the Guarantor's Voting Stock, determined on the date prior to the date of such purchase or acquisition (or, if there is more than one transaction, the date of the last such purchase or acquisition);

              (b) the Guarantor shall convey, transfer, lease or otherwise dispose of all or substantially all Consolidated Total Assets to any Person (other than a Majority-Owned Restricted Subsidiary);

              (c) there shall occur, in any consecutive twenty-four month period, a replacement of or change in a majority of the members of the Board of Directors of the Guarantor, and such replacement shall not have been initiated by the Board of Directors which is incumbent at the time of commencement of such twenty-four month period;

              (d) the Guarantor shall merge or consolidate into any other corporation other than into a Majority-Owned Restricted Subsidiary (and the Company shall not be the surviving corporation) in a transaction in which more than 20% of the voting power of the Guarantor's Voting Stock (determined on the date prior to the date of the consummation of such transaction) is exchanged;

              (e) the Guarantor or any Restricted Subsidiary shall purchase or otherwise acquire, directly or indirectly, in one or more transactions, beneficial ownership of Voting Stock of the Guarantor, if, after giving effect to such purchase or acquisition, the Guarantor (together with all Restricted Subsidiaries) shall have acquired, during any period of twelve consecutive months, beneficial ownership of an aggregate of 30% or more of the Voting Stock of the Guarantor outstanding on the date immediately prior to the last such purchase or acquisition during such period (or, if there is more than one transaction, the date of the last such purchase or acquisition); or

              (f) the Guarantor shall make a distribution of cash, securities or other Properties (other than regular periodic cash dividends at a rate which is substantially consistent with past practice, including with respect to increases in dividends, and other than Common Stock or rights to acquire Common Stock) to holders of capital stock (including by means of dividend, reclassification, recapitalization or otherwise) which, together with all other such distributions during the 365-day period preceding the date of such distribution, has an aggregate fair market value in excess of an amount equal to 30% of the fair market value of the Voting Stock of the Guarantor outstanding on the date immediately prior to such distribution.

         Closing Date - As defined in Section 1.2.

         Code - As defined in Section 3.1(h).

         Consolidated Adjusted Net Income - For any period, the gross revenues of the Guarantor and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding minority interests, but excluding in any event:

              (a) (i) any gains or losses on the sale or other disposition of Investments and (ii) any gains or losses on the sale or other disposition of plant, Property and equipment which gains or losses exceed, in the aggregate, $100,000 during any fiscal year and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

              (b)  the proceeds of any life insurance policy;

              (c) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

              (d) net earnings and losses of any corporation (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner by the Guarantor or any Restricted Subsidiary, realized by such corporation prior to the date of such acquisition;

              (e) net earnings and losses of any corporation (other than a Restricted Subsidiary) with which the Guarantor or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Guarantor or a Restricted Subsidiary prior to the date of such consolidation or merger;

              (f) net earnings of any business entity (other than a Restricted Subsidiary) in which the Guarantor or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Guarantor or such Restricted Subsidiary in the form of cash distributions or readily marketable securities;

              (g) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Guarantor or any other Restricted Subsidiary;

              (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

              (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

              (j) any gain arising from the acquisition of any securities of the Guarantor or any Restricted Subsidiary;

              (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such fiscal period or during the period consisting of the four consecutive fiscal quarters immediately following the end of such fiscal period; and

              (l)  any other extraordinary gain.

         Consolidated Current Assets and Consolidated Current Liabilities - As of the date of any determination thereof, such assets and liabilities of the Guarantor and its Restricted Subsidiaries as shall be determined on a consolidated basis in accordance with generally accepted accounting principles to constitute current assets and current liabilities, respectively.

         Consolidated Income Available for Interest Charges - For any period, the sum (without duplication) of (i) Consolidated Adjusted Net Income for such period, plus (ii) (to the extent deducted in determining Consolidated Adjusted Net Income), all provisions for any federal, state, or other income taxes made by the Guarantor and its Subsidiaries during such period and (iii) Consolidated Interest Charges for such period.

         Consolidated Interest Charges - For any period, the interest expense on all Indebtedness (including the interest component of Rentals under Capitalized Leases and capitalized interest), of the Guarantor and its Restricted Subsidiaries on a consolidated basis for such period.

         Consolidated Tangible Assets - Consolidated Total Assets less the sum of (i) deferred assets, determined in accordance with generally accepted accounting principles on a consolidated basis, other than prepaid insurance, prepaid taxes, deferred taxes and deferred pension expense, (ii) all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense and other similar intangibles properly classified as intangibles in accordance with generally accepted accounting principles and
(iii) Restricted Investments.

         Consolidated Tangible Net Worth - Stockholders' equity of the Guarantor and its Restricted Subsidiaries on a consolidated basis, determined in accordance with generally accepted accounting principles less the sum of (i) all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and similar intangibles properly classified as intangibles in accordance with generally accepted accounting principles and (ii) Restricted Investments.

         Consolidated Total Assets - The consolidated total assets of the Guarantor and its Restricted Subsidiaries determined in accordance with generally accepted accounting principles.

         Consolidated Total Capitalization - The sum of (i) Consolidated Tangible Net Worth and (ii) Funded Debt of the Guarantor and its Restricted Subsidiaries.

         Current Debt - All Indebtedness which by its terms matures on demand or one year or less from the date of creation thereof, including current maturities of Funded Debt.

         Determination Date - The day 2 Business Days before the date fixed for a prepayment pursuant to a notice required by Sections 2.2(b) or 2.3 or the day 2 Business Days before the date of declaration pursuant to Section 8.2.

         ERISA - As defined in Section 3.1(h).

         Event of Default - As defined in Section 8.1.

         Exchange Act - The Securities Exchange Act of 1934, as amended, and as it may be further amended from time to time.

         Executive Officers - The Persons listed as "executive officers" in the most recent Form 10-K of the Guarantor filed pursuant to the Exchange Act.

         Funded Debt - All Indebtedness owed or guaranteed which by its terms matures more than one year from its date of creation or which may be renewed or extended at the option of the obligor for more than a year from such date, whether or not theretofore renewed or extended, excluding current maturities of such obligations.

         Guaranties - All obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of a Person guaranteeing or, in effect, guaranteeing any Indebtedness, dividend or other obligation, of any other Person in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any Property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease Property or to purchase securities or other Property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         Guaranty  Agreement - The Guaranty Agreement dated as of  November 26,
1996 between the Guarantor and the Purchasers substantially in the form attached hereto as Exhibit C.

         Indebtedness - (i) All items of borrowed money, including Capitalized Leases, which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date at which Indebtedness is to be determined, (ii) all Guaranties (other than Guaranties of Indebtedness of the Guarantor by a Restricted Subsidiary Guarantor in accordance with Section 7.15 or of a Restricted Subsidiary Guarantor by the Guarantor), letters of credit and endorsements (other than of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business), in each case to support Indebtedness of other Persons; and (iii) all items of borrowed money secured by any mortgage, pledge or Lien existing on Property owned subject to such mortgage, pledge, or Lien, whether or not the borrowed money secured thereby shall have been assumed by the Guarantor or any Restricted
Subsidiary. Indebtedness of the Guarantor and its Restricted Subsidiaries at November 26, 1996 is set forth in Annex II hereto.

         Institutional Holder - Any bank, trust company, insurance company, pension fund, mutual fund or other similar financial institution, including, without limiting the foregoing, any "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, which is or becomes a holder of any Note.

         Investments - All investments made, in cash or by delivery of Property, directly or indirectly, in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in Property to be used or consumed in the ordinary course of business.

         Lien - Any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to file any financing statement under the Uniform Commercial Code of any jurisdiction in connection with any of the foregoing.

         Long-Term Lease - Any lease of real or personal Property (other than a Capitalized Lease) having an original term of more than three years, including any period for which the lease may be renewed at the option of the lessor, whether or not theretofore renewed.

         Majority-Owned - When applied to a Restricted Subsidiary, any Restricted Subsidiary 80% of the Voting Stock of which is owned by the Guarantor and/or its Majority-Owned Restricted Subsidiaries.

         1992 Note Agreement - That Note Agreement dated as of January 1, 1992 between the Guarantor and the Purchasers which are signatories thereto.

         1992 Notes - The senior notes issued pursuant to the 1992 Note
Agreement.

         Noteholder - Any holder of a Note.

         Notes - As defined in Section 1.1.

         PBGC - As defined in Section 3.1(h).

         Plan - As defined in Section 3.1(h).

         Person - Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Priority Indebtedness - Without duplication (i) Funded Debt and Current Debt of Restricted Subsidiaries (except to the Guarantor or a Majority-Owned Restricted Subsidiary Guarantor) in each case unsecured by Liens, (ii) the aggregate amount of Guaranties by Restricted Subsidiaries (except of Indebtedness of the Guarantor in accordance with Section 7.15 or a Majority-Owned Restricted Subsidiary in accordance with Section 7.15), (iii) Funded Debt and Current Debt of the Guarantor and its Restricted Subsidiaries (except to the Guarantor or a Majority-Owned Restricted Subsidiary Guarantor) secured by any Lien on the Property of the Guarantor or any Restricted Subsidiary and (iv) the redemption or liquidation value (whichever is higher) of all equity securities of Restricted Subsidiaries (other than common stock) which are not legally and beneficially owned by the Guarantor or its Restricted Subsidiaries.

         Property - Any real or personal or tangible or intangible asset.

         Reinvestment Yield - The sum of (i) the yield set forth on page "USD" of the Bloomberg Financial Markets Service at 11:00 a.m., Central Time on the
Determination   Date  opposite  the  maturity  of  the  U.S.  Treasury
Security corresponding to the Weighted Average Life to Maturity, rounded to the nearest month, of the principal amount of the Notes to be prepaid, plus
(ii) .50 of 1% with respect to Notes to be prepaid pursuant to Section 2.2(a) or (b) or Notes the payment of which has been accelerated with premium pursuant to Section 8.2. If no maturity exactly corresponding to such rounded Weighted Average Life to Maturity shall appear therein, yields for the two most closely corresponding published maturities (one of which occurs prior and the other subsequent to the Weighted Average Life to Maturity) shall be calculated pursuant to the foregoing sentence and the Reinvestment Yield shall be interpolated from such yields on a straight-line basis (rounding in each of such relevant periods, to the nearest month).

         Rentals - As of the date of any determination thereof, all fixed payments (including all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the Property) payable by the Guarantor or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal Property, but exclusive of any amounts required to be paid by the Guarantor or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, assessments, amortization and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         Restricted Investments - Any Investment, except for:

              (a)  Investments in Restricted Subsidiary Guarantors;

              (b) Investments made in the ordinary course of business in Property and assets to be used in the ordinary course of business of the Guarantor and its Restricted Subsidiaries;

              (c) Investments in Current Assets arising from the sale of goods and services in the ordinary course of business of the Guarantor and its Restricted Subsidiaries;

              (d) advances to and Guaranties of loans to employees of the Guarantor and its Restricted Subsidiaries for expenses incurred in the ordinary course of business;

              (e) Investments in direct obligations of the United States or any instrumentality thereof, provided that such obligations have a final maturity not in excess of one year from the date of acquisition thereof;

              (f) Investments in certificates of deposit maturing within one year from the date of acquisition thereof issued by (i) Chase Manhattan Bank or
(ii) in the case of any other bank, a bank organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term corporate debt is, at the time of acquisition thereof by the Guarantor or any Subsidiary, accorded a rating of "A" or better by Moody's Investors Service, Inc., or "A" or better by Standard & Poor's Ratings Group;

              (g) Investments in commercial paper maturing no more than 270 days from the date of issuance issued by any corporation organized under the laws of the United States or any state thereof, rated in the highest category by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group;

              (h) Investments in money market funds registered under the Investment Company Act of 1940 which invest in securities which, in the aggregate, have an average rating of "A" or better (or an equivalent) by Moody's Investors Services, Inc. or Standard & Poor's Rating Group;

              (i) Investments in tax-exempt municipal bonds maturing not more than one year from the date of issue and which bear at least a MIG-1 rating; and

              (j) Guaranties by the Guarantor or the Company of Long-Term Leases of Majority-Owned Restricted Subsidiaries.

         Restricted Subsidiary - Any Subsidiary (i) which is organized under the laws of the United States, Puerto Rico, Mexico, Canada or a member of the European Union or a jurisdiction thereof, (ii) which conducts substantially all of its business and payments within the United States, Puerto Rico, Canada, Mexico or any member of the European Union, (iii) a majority of each class of capital stock of which is legally and beneficially owned by the Guarantor or a Restricted Subsidiary or (iv) which is designated as a "Restricted Subsidiary in Annex I hereto or in a written notice provided to each Noteholder. The Company and each Restricted Subsidiary which issues a Subsidiary Guarantee shall, as long as such Subsidiary Guarantee remains in effect, at all times remain a Restricted Subsidiary.

         Restricted Subsidiary Guarantor. Any Subsidiary Guarantor which is a Restricted Subsidiary.

         Securities Act - The Securities Act of 1933, as amended, and as it may be further amended from time to time.

         Sharing Agreement - The Sharing Agreement dated as of November 26, 1996 between the Banks and the Purchasers substantially in the form attached hereto as Exhibit F.

         Subordination Agreement - That Subordination Agreement dated as of November 26, 1996 providing that all Indebtedness owed by each Subsidiary Guarantor to the Parent is subordinated to the prior payment of Indebtedness owed to the Noteholders under this Agreement and the Subsidiary Guarantees substantially in the form attached hereto as Exhibit E.

         Subsidiary - Any corporation of which more than 50% of the outstanding shares of Voting Stock are owned or controlled by the Guarantor or one or more Subsidiaries.

         Subsidiary Guarantees - The Guarantee Agreements substantially in the form attached as Exhibit D hereto executed by each Subsidiary Guarantor.

         Subsidiary Guarantors - Each of Buffalo China, Inc., Camden Wire Co., Inc. and each Restricted Subsidiary created or acquired after January 19, 1996, which becomes a "Guarantor" as such term is defined in the Bank Agreement or which is required to issue a Subsidiary Guarantee Agreement pursuant to
Section 7.14.

         THC Acquisition - The acquisition by the Company of assets of a company formerly known as THC Systems, Inc. pursuant to that Asset Purchase Agreement dated August 29, 1996.

         Voting Stock - Capital stock of any class of a corporation having power to vote for the election of members of the board of directors of such corporation, or persons performing similar functions (whether or not at the time stock of any class shall have or might have special voting powers or rights by reason of the happening of any contingency).

         Weighted Average Life to Maturity - As applied to any prepayment of principal of the Notes, at any date, the number of years obtained by dividing
(a) the then outstanding principal amount of the Notes to be prepaid into (b) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity, or other required payment, including payment at final maturity, foregone by such prepayment by (ii) the number of years (calculated to the nearest 1/12th) which will elapse between such date and the making of such payment.

         Wholly-Owned Restricted Subsidiary - When applied to a Restricted Subsidiary, any Restricted Subsidiary 100% of the Voting Stock of which is owned by the Guarantor or its Wholly-Owned Restricted Subsidiaries.

    Terms which are defined in other Sections of this Agreement shall have the meanings specified therein.

    5.2 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with generally accepted accounting principles in force at the time of determination, except where such principles are inconsistent with the requirements of this Agreement.

    5.3 Effect of FASB 106. In computing compliance with the covenants set forth in this Agreement, any accrual of liabilities for unfunded post-retirement medical benefit plans of the Guarantor and its Restricted Subsidiaries on a consolidated basis resulting from the Statement of Financial Accounting Standards Board FAS No. 106 shall be disregarded.

    5.4 Valuation Principles. Except where indicated expressly to the contrary by the use of terms such as "fair value," "fair market value" or "market value," each asset, each liability and each capital item of any Person, and any quantity derivable by a computation involving any of such assets, liabilities or capital items, shall be taken at the net book value thereof for all purposes of this Agreement. "Net book value", for purposes of Section
7.10 hereof, with respect to any asset, liability or capital item of any Person shall mean the amount at which the same is recorded or, in accordance with generally accepted accounting principles, should have been recorded in the books of account of such Person, as reduced by any reserves which have been or, in accordance with generally accepted accounting principles, should have been set aside with respect thereto, without giving effect to any write-up, write-down or write-off, relating thereto which was made after the date of this Agreement.

    5.5 Direct or Indirect Actions. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

    6.  AFFIRMATIVE COVENANTS

    Each of the Company and the Guarantor agrees that, for so long as any amount remains unpaid on any Note:

    6.1 Corporate Existence. The Guarantor will maintain and preserve, and will cause each Subsidiary to maintain and preserve, its corporate existence and right to carry on its business and use, and cause each Subsidiary to use, its best efforts to maintain, preserve, renew and extend all of its rights, powers, privileges and franchise necessary to the proper conduct of its business; provided, however, that the foregoing shall not prevent any transaction permitted by Sections 7.9 or 7.10.

    6.2 Insurance. The Guarantor will insure and keep insured at all times all of its Properties and all of its Subsidiaries' Properties which are of an insurable nature and of the character usually insured by companies operating similar Properties, against loss or damage by fire and from other causes customarily insured against by companies engaged in similar businesses in such amounts as are usually insured against by such companies. The Guarantor also will maintain for itself and its Subsidiaries at all times with financially sound and reputable insurers adequate insurance against loss or damage from such hazards and risks to the person and Property of others as are usually insured against by companies operating Properties similar to the Properties of the Guarantor and its Subsidiaries. All such insurance shall be carried with financially sound and reputable insurers accorded a rating of A-XII or better by A.M. Best Company, Inc. A summary of insurance presently in force is contained in the attached Annex IV.

    6.3 Taxes, Claims for Labor and Materials. The Guarantor will pay and discharge when due, and will cause each Subsidiary to pay and discharge when due, all taxes, assessments and governmental charges or levies imposed upon it or its Property or assets, or upon Properties leased by it (but only to the extent required to do so by the applicable lease), prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon its Property or assets, provided that neither the Guarantor nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings that will stay the forfeiture or sale of any Property and with respect to which adequate reserves are maintained in accordance with generally accepted accounting principles.

    6.4 Maintenance of Properties. The Guarantor will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its Properties (whether owned in fee or a leasehold interest) in good repair and working order, ordinary wear and tear excepted, and from time to time will make all necessary repairs, replacements, renewals and additions.

    6.5 Maintenance  of  Records.   The Guarantor will keep,  and  will  cause
each Subsidiary to keep, at all times proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Guarantor or such Subsidiary, in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for such changes as are disclosed in such financial statements or in the notes thereto and concurred in by the independent certified public accountants), and the Guarantor will, and will cause each Subsidiary to, provide reasonable protection against loss or damage to such books of record and account.

    Financial Information and Reports. The Guarantor will furnish to you and to any other Institutional Holder (in duplicate if you or such other holder so request), the following:

         (a) As soon as available and in any event within 45 days after the end of each of the first three quarterly accounting periods of each fiscal year of the Guarantor, a consolidated balance sheet of the Guarantor and its Restricted Subsidiaries as of the end of such period and consolidated statements of earnings and cash flows of the Guarantor and its Restricted Subsidiaries for the periods beginning on the first day of such fiscal year and the first day of such quarterly accounting period and ending on the date of such balance sheet, setting forth in comparative form the corresponding consolidated figures for the corresponding periods of the preceding fiscal year, all in reasonable detail prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for changes disclosed in such financial statements or in the notes thereto and concurred in by the Guarantor's independent certified public accountants) and certified by the chief financial officer or chief accounting officer or Senior Vice President, Finance of the Guarantor (i) outlining the basis of presentation, and (ii) stating that the information presented in such statements presents fairly the financial condition of the Guarantor and its Subsidiaries and the results of operations for the period, subject to customary year-end audit adjustments; provided that so long as the Guarantor shall file a quarterly report on Form 10-Q or any similar form with the Securities and Exchange Commission or any successor agency which contains the information set forth in this paragraph (a), the requirements of this paragraph (a) shall be satisfied by forwarding Form 10-Q to the holder of the Notes within such 45-day period;

         (b) As soon as available and in any event within 90 days after the last day of each fiscal year a consolidated and a consolidating balance sheet of the Guarantor and its Restricted Subsidiaries as of the end of such fiscal year and the related audited consolidated and consolidating statements of earnings, stockholders' equity and cash flows for such fiscal year, in each case setting forth in comparative form figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for changes disclosed in such financial statements or in the notes thereto and concurred in by independent certified public accountants) and accompanied by a report as to the consolidated balance sheet and the related consolidated statements of Coopers & Lybrand or any firm of independent public accountants of recognized national standing selected by the Guarantor to the effect that such financial statements have been prepared in conformity with generally accepted accounting principles and present fairly, in all material respects, the financial condition of the Guarantor and its Restricted Subsidiaries and that the examination of such financial statements by such accounting firm has been made in accordance with generally accepted auditing standards; provided that so long as the Guarantor shall file an annual report on Form 10-K or any similar form with the Securities and Exchange Commission or any successor agency which contains the information set forth in this paragraph (b), the requirements of this paragraph (b) shall be satisfied by forwarding Form 10-K to the holder of the Notes within such 90-day period;

         (c)  Together   with  the  financial  statements  delivered   pursuant
to paragraphs (a) and (b) of this Section 6.6, a certificate of the chief financial officer or chief accounting officer or Senior Vice President, Finance of each of the Guarantor and the Company, (i) to the effect that such officer has re-examined the terms and provisions of this Agreement and that at the date of such certificate, during the periods covered by such financial reports and as of the end of such periods, the Company and the Guarantor, respectively, is not, or was not, in default in the fulfillment of any of the terms, covenants, provisions and conditions of this Agreement or, in the case of the Guarantor, this Agreement or the Guaranty Agreement, and that no Event of Default, or event which, with the lapse of time or the giving of notice, or both, would become an Event of Default, is occurring or has occurred as of the date of such certificate, during such periods and as of the end of such periods, or if the signer is aware of any such default, event or Event of Default, such signer shall disclose in such statement the nature thereof, its period of existence and what action, if any, the Company or the Guarantor has taken or proposes to take with respect thereto, and (ii) stating whether the Guarantor is in compliance with Sections 7.1 through 7.15 and setting forth, in sufficient detail, the information and computations required to establish whether or not the Guarantor was in compliance with the requirements of Sections 7.1 through 7.11 during the periods covered by the financial reports then being furnished and as of the end of such periods;

         (d) Together with the financial reports delivered pursuant to paragraph (b) of this Section 6.6, a certificate of the independent certified public accountants (i) stating that in making the examination necessary for expressing an opinion on such financial statements, nothing came to their attention that caused them to believe that there is in existence or has occurred any Event of Default hereunder, or any event (the occurrence of which is ascertainable by accountants in the course of normal audit procedures) which, with the lapse of time or the giving of notice, or both, would become an Event of Default hereunder or, if such accountants shall have obtained knowledge of any such event or Event of Default, describing the nature thereof and the length of time it has existed and (ii) acknowledging that holders of the Notes may rely on their opinion on such financial statements;

         (e) Within 15 days after the Guarantor obtains knowledge thereof, notice of any litigation not fully covered by insurance or any governmental proceeding pending against the Guarantor or any Subsidiary in which the damages sought exceed $5,000,000 or which might otherwise materially adversely affect the business, Property, operations or condition, financial or otherwise, of the Guarantor and its Subsidiaries taken as a whole;

         (f) As soon as available, copies of each financial statement, notice, report and proxy statement which the Guarantor shall furnish to its stockholders; copies of all press releases; copies of each registration statement and periodic report which the Guarantor may file with the Securities and Exchange Commission, and any other similar or successor agency of the Federal government administering the Securities Act, the Exchange Act or the Trust Indenture Act of

1939, as amended; copies of each report relating to the Guarantor or its securities which the Guarantor may file with any securities exchange on which any of the Guarantor's securities may be registered; copies of any orders in any material proceedings to which the Guarantor or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Guarantor or any of its Subsidiaries; and, except at such times as the Guarantor is a reporting company under Section 13 or 15(d) of the Exchange Act or has complied with the requirements for the exemption from registration under the Exchange Act set forth in Rule 12g-3-2(b), such financial or other information as any holder of the Notes may reasonably determine is required to permit such holder to comply with the requirements of Rule 144A under the Securities Act in connection with the resale by it of the Notes;

         (g) As soon as available, a copy of each other report submitted to the Guarantor or any Subsidiary by independent accountants retained by the Guarantor or any Subsidiary in connection with any interim or special audit made by them of the books of the Guarantor or any Subsidiary; and

         (h) Such additional information as you or such other Institutional Holder of the Notes may reasonably request concerning the Guarantor and its Subsidiaries.

    6.7 Inspection of Properties and Records; Confidentiality. The Guarantor will allow, and will cause each Subsidiary to allow, any representative of you or any other Institutional Holder, so long as you or such other Institutional Holder holds any Note, at your expense, to visit and inspect any of its Properties, to examine its books of record and account and to discuss its affairs, finances and accounts with its officers and its public accountants (and by this provision the Guarantor authorizes such accountants to discuss with you or such Institutional Holder its affairs, finances and accounts), all at such reasonable times and as often as you or such Institutional Holder may reasonably request. So long as an Event of Default or an event which, with the passage of time or the giving of notice, or both, would become an Event of Default has occurred and is continuing, the Guarantor agrees to pay the costs of any inspections made pursuant to this Section 6.7. Each Noteholder covenants and agrees to treat as confidential all nonpublic information furnished to it pursuant to the provisions of Sections 6.6 and this 6.7 which has been designated in writing as confidential by an officer of the Guarantor; provided that each Noteholder reserves the right to make such disclosure to (i) such Noteholder's directors, officers, employees, auditors, financial advisers, rating agencies and attorneys, (ii) any other Noteholder, (iii) any Person to which such Noteholder offers to sell such Note or any part thereof or a participation in all or any part of such Note, (iv) any Federal or state regulatory authority having jurisdiction over such Noteholder, (v) the National Association of Insurance Commissioners or any similar organization,
(vi) effect compliance with any law, rule, regulation or order applicable to you or any other Institutional Holder, (vii) in response to any subpoena or other legal process, (viii) in connection with any litigation to which you or any other Institutional Holder are a party, or (ix) if an Event of Default has occurred and is continuing, to the extent you or any other Institutional Holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Notes, this Agreement the Subsidiary Guarantees or the Subordination Agreement. The confidentiality restrictions contained in this
Section 6.7 shall not apply to information which (a) is or becomes generally available to the public other than as a result of a disclosure by any Noteholder or its representatives or (b) becomes available to any Noteholder on a nonconfidential basis from a source other than the Guarantor or one of its agents.

    6.8 ERISA.   (a) The Guarantor agrees that all assumptions and methods  used to determine the actuarial valuation of employee benefits, both vested and unvested, under any Plan of the Guarantor or any Subsidiary, and each such Plan, whether now existing or adopted after the date hereof, will comply in all material respects with ERISA and other applicable laws.

         (b) The Guarantor will not at any time permit any Plan established, maintained or contributed to by it or any Subsidiary or "affiliate" (as defined in Section 407(d)(7) of ERISA) to:

              (i) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code or in Section 406 of ERISA;

              (ii) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, whether or not waived; or

              (iii) be terminated under circumstances which are likely to result in the imposition of a lien on the Property of the Guarantor or any Subsidiary pursuant to Section 4068 of ERISA, if and to the extent such termination is within the control of the Guarantor;

if the event or condition described in clauses (i), (ii) or (iii) above is likely to subject the Guarantor or any Subsidiary or ERISA affiliate to a liability which, in the aggregate, is material in relation to the business, Property, operations, or condition, financial or otherwise, of the Guarantor and its Subsidiaries taken as a whole.

         (c) Upon the request of you or any other Institutional Holder, the Guarantor will furnish a copy of the annual report of each Plan (Form 5500) required to be filed with the Internal Revenue Service. Copies of annual reports shall be delivered no later than 30 days after the later of the date such report has been filed with the Internal Revenue Service or the date the copy is requested.

         (d) Promptly upon the occurrence thereof, the Guarantor will give you and each other Institutional Holder written notice of (i) a reportable event with respect to any Plan; (ii) the institution of any steps by the Guarantor, any Subsidiary, any ERISA affiliate, the PBGC or any other person to terminate any Plan; (iii) the institution of any steps by the Guarantor, any Subsidiary, or any ERISA affiliate to withdraw from any Plan; (iv) a prohibited transaction in connection with any Plan; (v) any material increase in the contingent liability of the Guarantor or any Subsidiary with respect to any post-retirement welfare liability; or (vi) the taking of any action by the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing which, in any of the events specified above, would result in any material liability of the Guarantor or any of its Subsidiaries.

    6.9 Compliance  with  Laws.   The Guarantor will comply,  and  will  cause
each Subsidiary to comply, with all laws, rules and regulations relating to its or their respective businesses, other than laws, rules and regulations the failure to comply with which or the sanctions and penalties resulting therefrom, individually or in the aggregate, would not have a material adverse effect on the business, Property, operations, or condition, financial or otherwise, of the Guarantor or such Subsidiary, and would not result in the creation of a Lien which, if incurred in the ordinary course of business, would not be permitted by Section 7.6 on any of the Property of the Guarantor or any Subsidiary; provided, however, that the Guarantor and its Subsidiaries shall not be required to comply with laws, rules and regulations the validity or applicability of which are being contested in good faith and by appropriate proceedings; provided that the failure to comply with such laws, rules or regulations would not have a material adverse effect on the business, Properties, operations, assets or condition, financial or otherwise, of the Guarantor and its Subsidiaries taken as a whole.

    6.10 Acquisition of Notes. The Company will forthwith cancel any Notes in any manner or at any time acquired by the Company or the Guarantor or any Subsidiary or Affiliate and such Notes shall not be deemed to be outstanding for any of the purposes of this Agreement or the Notes.

    6.11 Private Placement Number. The Company and the Guarantor consent to the filing of copies of this Agreement with Standard & Poor's CUSIP Service Bureau and the National Association of Insurance Commissioners to obtain a private placement number.

    6.12 NAIC Filings.  The Guarantor shall, on the date it provides its audited
financial   statements   to   the  Noteholders  pursuant to Section 6.6(b),
simultaneously provide such statements to the National Association of Insurance Commissioners, Securities Valuation Office, 195 Broadway, New York, New York 10007.

    6.13 Company's Restricted Subsidiary Status. The Guarantor shall at all times own 100% of the Voting Stock of the Company.

    6.14 Bank Agreement. The Guarantor shall promptly notify the holders of the Notes of any amendment to or other modification of or replacement of the Bank Agreement and shall promptly provide copies to the Noteholders of such amendment or modification or replacement documentation.

    6.15 Subsidiary Guarantees. In the event that the Guarantor or any Restricted Subsidiary acquires a Person which complies with the definition herein of a Restricted Subsidiary Guarantor, the Guarantor shall, within 10 days following such acquisition, provide the Noteholders with a Subsidiary Guarantee from such new Restricted Subsidiary Guarantor.

    6.16 Release of Camden Wire Subsidiary Guarantee. The Noteholders shall release and discharge Camden Wire Co., Inc. from its obligations under its Subsidiary Guarantee if (i) the capital stock or assets of Camden Wire Co., Inc. are sold in compliance with Section 7.10 hereof and (ii) prior to or simultaneously with such release and discharge by the Noteholders, the Banks release Camden Wire Co., Inc. from all guarantee obligations of Camden Wire Co., Inc. to the Banks.


    7. NEGATIVE COVENANTS

    Each of the Company and the Guarantor agrees that, for so long as any amount remains unpaid on any Note:

    7.1 Net  Worth.   The  Guarantor will not at any time  permit  its
Consolidated Tangible Net Worth to be less than $85,000,000.

    7.2 Current  Ratio.   The  Guarantor will not at any time permit  the  ratio
of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.75 to 1.0.

    7.3 Funded  Debt.   The Guarantor will not, and will not permit  any
Restricted Subsidiary to, create, assume, incur, guarantee or otherwise become liable for, directly or indirectly, any Funded Debt, unless, after giving effect thereto and the application of the proceeds thereof, Funded Debt of the Guarantor and its Restricted Subsidiaries on a consolidated basis then outstanding would not exceed 55% of Consolidated Total Capitalization.

    7.4 Priority Indebtedness of Restricted Subsidiaries. The Guarantor will not permit any Restricted Subsidiary to permit to exist, create, assume, incur, guarantee or otherwise be or become liable, directly or indirectly, in respect of any Priority Indebtedness, (a) except the Notes and (b) except additional Priority Indebtedness (excluding fifty percent (50%) of the then outstanding principal amount of all tax-exempt Indebtedness of Restricted Subsidiaries issued at or prior to January 26, 1991) which, after giving effect thereto and the application of proceeds thereof, does not result in aggregate outstanding Indebtedness (including the Notes) incurred by Restricted Subsidiaries when added to aggregate Indebtedness incurred (without duplication) pursuant to Section 7.6(f), exceeding 20% of Consolidated Tangible Net Worth.

    7.5 Interest Coverage Ratio. The Guarantor will not, as of the end of any fiscal quarter, permit the ratio of Consolidated Income Available for Interest Charges to Consolidated Interest Charges for the four preceding consecutive fiscal quarters to be less than 1.5 to 1.0.

    7.6 Liens.   Neither the Guarantor nor any Restricted Subsidiary will  cause or permit or hereafter agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of its Property, whether now owned or subsequently acquired, to be subject to a Lien except:

         (a) Liens securing the payment of taxes, assessments or governmental charges or levies or the demands of suppliers, mechanics, repairmen, workmen, materialmen, carriers, warehousers, landlords and other like Persons, or similar statutory Liens, provided that (i) such

Liens do not in the aggregate materially reduce the value of any Properties subject to the Liens or materially interfere with their use in the ordinary conduct of the Guarantor's or any Restricted Subsidiaries business, (ii) all claims which such Liens secure are not delinquent or are being actively contested in good faith and by appropriate proceedings and (iii) adequate reserves have been established therefor on the books of the Guarantor;

         (b)  Liens incurred or deposits made in the ordinary course of business
(i) in connection with worker's compensation, unemployment insurance, social security and other like laws, or (ii) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations, in each case not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property otherwise than permitted by paragraph (f) below;

         (c) Attachment, judgment and other similar Liens arising in connection with court proceedings, provided that (i) execution and other enforcement are effectively stayed, (ii) all claims which the Liens secure are being actively contested in good faith and by appropriate proceedings and (iii) adequate reserves have been established therefor on the books of the Guarantor, if required by generally accepted accounting principles;

         (d) Liens on Property of a Restricted Subsidiary, provided that such Liens secure only obligations owing between the Guarantor and any Restricted Subsidiary Guarantor or between Majority-Owned Restricted Subsidiary Guarantors;

         (e) Liens existing as of January 30, 1992, which Liens are set forth in Annex III hereto;

         (f) Other Liens solely on real estate, plant equipment and supplies not otherwise permitted under subparagraphs (a) through (e) above securing Indebtedness; provided that the Indebtedness secured by such Liens does not exceed the lesser of the cost or fair market value of the Property; and provided, further, that the aggregate amount of such Indebtedness secured by Liens permitted by this subparagraph (f), when added to the aggregate amount of other Indebtedness of Restricted Subsidiaries incurred (without duplication) pursuant to Section 7.4 (but excluding, solely in connection with the issuance of the Notes, the Notes), does not exceed twenty percent (20%) of Consolidated Tangible Net Worth;

         (g) Liens resulting from extension, refunding, renewal or replacement of the Indebtedness secured by Liens described in subparagraphs (d), (e) and (f) above, up to the amount outstanding under such Indebtedness at the time of such extension, refunding, renewal or replacement; provided that any new Lien attaches only to the same Property theretofore subject to such earlier Lien; and

         (h) In the event that the Guarantor or any Restricted Subsidiary creates, assumes, incurs or permits to exist any Lien not otherwise permitted by this Section 7.6, the Company will make or cause to be made provision whereby the Notes will be secured equally and ratably with all other obligations secured by such Liens, and in any case the Notes shall have the benefit, to the full extent that, and with such priority as, the holders may be entitled thereto under applicable law, of an equitable Lien on such Property securing the Notes. Any violation of this Section 7.6 shall constitute an Event of Default whether or not any such provision is made for equal and ratable security pursuant to this subparagraph (h).

    7.7 Long-Term Leases. The Guarantor will not, and will not permit any Restricted Subsidiary to, become obligated, as lessee under any Long-Term Lease unless, at the time of entering into such Long-Term Lease and after giving effect thereto, the average aggregate annual Rentals payable by the Guarantor and its Restricted Subsidiaries on a consolidated basis during the term of such Long-Term Lease pursuant to Long-Term Leases will not exceed 10% of Consolidated Tangible Net Worth, determined as of the end of the Guarantor's prior fiscal quarter.

    7.8 Restricted  Payments.   The Guarantor will not,  and  will  not  permit
any Restricted Subsidiary to, except as hereinafter provided:

         (a) declare or pay any dividends (other than to the Guarantor), either in cash or Property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Guarantor);

         (b) directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock or any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for the same or similar securities or out of the net cash proceeds from the issuance or sale of other shares of capital stock of the Guarantor);

         (c) make any other payment or distribution (other than to the Guarantor), either directly or indirectly or through any Subsidiary, in respect of its capital stock; or

         (d)  make any Restricted Investment;

(all such declarations, payments, purchases, redemptions, retirements, distributions and investments being herein collectively called "Restricted Payments") if, after giving effect thereto (i) the Guarantor could not incur an additional $1.00 of Funded Debt pursuant to Section 7.3, (ii) an Event of Default pursuant to Section 8.1 shall have occurred and (iii) the aggregate amount of all Restricted Payments made during the period from and after January 28, 1996, to and including the date of the Restricted Payment in question would exceed the sum of:

              (x) $12,500,000, plus

              (y) 75% (or minus 100% in the case of a deficit) of Consolidated Net Income for such period (computed on a cumulative basis for the entire period from January 28, 1996).

    The Guarantor will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after its date of declaration. Any dividend which complies with the provisions of this Section 7.8 on the date of its declaration shall be deemed to comply on its date of payment, provided that any intervening event giving rise to non-compliance is not the result of a Restricted Payment.

    7.9 Merger or Consolidation. The Guarantor will not, and will not permit any Restricted Subsidiary to, merge or consolidate with any other Person, except that:

         (a) The Guarantor may consolidate with or merge into any Person or permit any other Person to merge into it, provided that immediately after giving effect thereto,

              (i) The Guarantor is the successor corporation or, if the Guarantor is not the successor corporation, the successor corporation is a corporation organized under the laws of a state of the United States of America or the District of Columbia and shall expressly assume in writing the Guarantor's obligations under the Notes and this Agreement and the Guaranty Agreement;

              (ii) There shall exist no Event of Default or event which, with the passage of time or giving of notice, or both, would constitute an Event of Default; and

              (iii) The Guarantor or such successor corporation could incur at least $1.00 of additional Funded Debt pursuant to Section 7.3;

         (b) Any Restricted Subsidiary (except the Company) may (i) merge into the Guarantor or another Majority-Owned Restricted Subsidiary Guarantor or (ii) sell, transfer or lease all or any part of its assets to the Guarantor or to another Majority-Owned Restricted Subsidiary Guarantor or (iii) merge into any Person which, as a result of such merger, concurrently becomes a Restricted Subsidiary, provided in each such instance that there shall exist no Event of Default or event which, with the passage of time or giving of notice, or both, would constitute an Event of Default;

         (c)  The Company may merge into the Guarantor.

    7.10 Sale of Assets. During any fiscal year, the Guarantor will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any assets, in one or a series of transactions, other than in the ordinary course of business, to any Person, other than the Guarantor or, in the case of the Company, to a Wholly-Owned Restricted Subsidiary Guarantor or, in the case of all other Restricted Subsidiaries, to a Majority-Owned Restricted Subsidiary Guarantor (collectively a "Disposition"), if after giving effect to such Disposition, the aggregate book value of all Dispositions made during such fiscal year would exceed ten percent (10%) of Consolidated Tangible Assets as of the end of the immediately preceding fiscal year. Notwithstanding the foregoing, the Guarantor may make a Disposition in excess of the aforesaid percentage if the Guarantor shall, within 180 days after such Disposition, (a) use pro rata the net proceeds from the sale of such assets exceeding ten percent (10%) to invest in other tangible

Property and of at least equivalent value for use in the business of the Guarantor and its Restricted Subsidiaries or (b) with respect to the net proceeds from Dispositions exceeding ten percent (10%) derived other than from a Camden Disposition, to prepay Funded Debt, including the Notes, on a pro rata basis among all issuers of such Funded Debt, including the Noteholders (subject to the right, to which the Company agrees, of any Noteholders to elect not to be so prepaid), subject to the prepayment requirements of Section 2.2(a) and at the price set forth in Section 2.2(b). With respect to a Camden Disposition occurring prior to March 1, 1997, such Camden Disposition shall not constitute a Disposition for purposes of this Section 7.10. With respect to a Camden Disposition occurring after March 1, 1997, the net proceeds of such Camden Disposition, plus proceeds of other Dispositions made during the same fiscal year which exceed in the aggregate, ten percent (10%) of Consolidated Tangible Net Assets as of the end of the immediately preceding fiscal year, shall be used to prepay Funded Debt, including the Notes, on a pro rata basis among all issuers of such Funded Debt, including the Noteholders (subject to the right, to which the Company agrees, of any Noteholder to elect not to be so prepaid), subject to the prepayment requirements of Section 2.2(a) and a price equal to 100% of the principal amount to be prepaid, plus interest accrued to the date of prepayment.

    7.11 Change  in  Business.   Neither the Guarantor nor any Restricted
Subsidiary (whether now existing or hereafter acquired or organized) will engage in any business if, giving effect thereto, less than 80% of the Consolidated Tangible Assets of the Guarantor at the most recently ended fiscal quarter would be attributable to the current business of the Guarantor and its Restricted Subsidiaries taken as a whole, including, but not limited to, the manufacturing, advertising, sales, distribution, of industrial wire, household and foodservice products and related businesses.

    7.12 Transactions with Affiliates. The Guarantor will not, and will not permit any Subsidiary to, enter into any transaction (including the furnishing of goods or services) with an Affiliate except in the ordinary course of business as presently conducted and on terms and conditions no less favorable to the Guarantor or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

    7.13 Consolidated Tax Returns. The Guarantor will not file, or consent to the filing of, any consolidated Federal income tax return with any Person other than a Restricted Subsidiary, except to the extent that the Guarantor is required under the Code to do otherwise.

    7.14 Pari Passu Position. Each of the Company and the Guarantor agrees that it will not grant or provide, and at no time will it allow to exist, be created or granted, any Liens or security interests in favor of, or Guaranties by Restricted Subsidiaries for the benefit of, any of the Banks, unless in the case of the giving of any guaranty by Restricted Subsidiaries, the Noteholders shall simultaneously be provided with a Subsidiary Guarantee.

    7.15 Sharing Agreement. The Guarantor shall not permit any Restricted Subsidiary to incur Priority Indebtedness or to issue a Restricted Subsidiary Guarantee without requiring that the lender of such Indebtedness or beneficiary of such Restricted Subsidiary Guarantee execute the Sharing Agreement at the time of such incurrence of Indebtedness.

    8. EVENTS OF DEFAULT AND REMEDIES THEREFOR

    8.1 Nature of Events. An "Event of Default" shall exist if any one or more of the following occurs:

    (a) Default in the payment of interest on any of the Notes which continues for a period of three (3) days following the date such payment is due;

    (b) Default in the payment of the principal of any of the Notes or the premium thereon, if any, at maturity, upon acceleration of maturity or at any date fixed for prepayment;

    (c) Default shall occur (i) in the payment of the principal of, premium, or interest on any other Indebtedness of the Guarantor or its Subsidiaries, aggregating in excess of $1,000,000 as and when due and payable (whether by lapse of time, declaration, call for redemption or otherwise), (ii) under any mortgage, agreement or other instrument of the Guarantor or any Subsidiary securing such Indebtedness or under or pursuant to which such Indebtedness aggregating in excess of $1,000,000 is issued, (iii) under any leases other than Capitalized Leases of the Guarantor or any Subsidiary, with aggregate Rentals in excess of $1,000,000 or (iv) with respect to any combination of the foregoing involving Indebtedness and/or Rentals aggregating in excess of $1,000,000 regardless of whether such defaults would be Events of Default hereunder, and any such defaults with respect to the payment of money shall continue, unless waived, beyond the period of grace, if any, allowed with respect thereto;

    (d) Default in the observance or performance of Sections 6.13, 6.15, 7.1, 7.3, 7.4, 7.5, 7.7, 7.8, 7.9, 7.10, 7.11, 7.14 or 7.15.

    (e) Default in the observance or performance of any other covenant or provision of this Agreement which default is not remedied within 30 days after the earlier of the date (a) management of the Guarantor knew of such default or
(b) on which written notice of such default is provided to the Guarantor by any Noteholder;

    (f) Any representation or warranty made by the Company or the Guarantor in this Agreement, or made by the Company or the Guarantor in any written statement or certificate furnished by the Company or the Guarantor in connection with the issuance and sale of the Notes or furnished by the Company or the Guarantor pursuant to this Agreement or furnished by the Guarantor pursuant to the Guaranty Agreement or furnished by any Subsidiary Guarantor pursuant to any Subsidiary Guarantee, proves incorrect in any material respect as of the date of the issuance or making thereof;

    (g) Any judgments, writs or warrants of attachment or any similar processes individually or in the aggregate in excess of $1,500,000 shall be entered or filed against the Guarantor or any Subsidiary or against any Property or assets of either and remain unpaid, unvacated, unbonded or unstayed (through appeal or otherwise) for a period of 60 days after the Guarantor or any Subsidiary receives notice thereof;

    (h) The Guarantor or any Subsidiary shall incur a "Distress Termination" (as defined in Title IV of ERISA) of any Plan or any trust created thereunder which results in material liability to the PBGC, the PBGC shall institute proceedings to terminate any Plan or any trust created thereunder, or a trustee shall be appointed by a United States District Court pursuant to Section 4042(b) of ERISA to administer any Plan or any trust created thereunder;

    (i) (A) Guarantor or any Subsidiary Guarantor shall be in default of or fail to comply with any term, covenant, or agreement contained in the Guaranty Agreement or any Subsidiary Guarantee or the Subordination Agreement or (B) the Guaranty Agreement or any Subsidiary Guarantee or the Subordination Agreement shall cease to be in full force and effect; or

    (j) The Guarantor or any Subsidiary shall

                   (i) generally not pay its debts as they become due or admit in writing its inability to pay its debts generally as they become due;

                   (ii) file a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Federal Bankruptcy Code, or any similar applicable bankruptcy or insolvency law, as now or in the future amended (herein collectively called "Bankruptcy Laws"), or an answer or other pleading admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in relief provided for under the Bankruptcy Laws;

                   (iii) make an assignment of all or a substantial part of its Property for the benefit of its creditors;

                   (iv) seek or consent to or acquiesce in the appointment of a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its Property;

                   (v)  be finally adjudicated a bankrupt or insolvent;

                   (vi) be subject to the entry of a court order, which shall not be vacated, set aside or stayed within 30 days from the date of entry, appointing a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its Property, or entering of an order for relief pursuant to an involuntary case, or effecting an arrangement in, bankruptcy or for a reorganization pursuant to the Bankruptcy Laws or for any other judicial modification or alteration of the rights of creditors; or

                   (vii) be subject to the assumption of custody or sequestration by a court of competent jurisdiction of all or a substantial part of its Property, which custody or sequestration shall not be suspended or terminated within 30 days from its inception.

    8.2 Remedies on Default.  When any Event of Default described in paragraphs
(a) through (i) of Section 8.1 has happened and is continuing, the holder or holders of at least 25% in principal amount of the Notes then outstanding may by notice to the Company declare the entire principal, together with the premium set forth below, and all interest accrued on all Notes to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are expressly waived. Notwithstanding the foregoing, when (i) any Event of Default described in paragraphs (a) or (b) of Section 8.1 has happened and is continuing, any holder may by notice to the Company declare the entire principal, together with the premium set forth below, and all interest accrued on the Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are expressly waived and (ii) any Event of Default described in paragraph (j) of Section 8.1 has happened, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes or any of them becoming due and payable as aforesaid, the Company will forthwith pay to the holders of such Notes the entire principal of and interest accrued on such Notes, plus a premium in the event that the Reinvestment Yield shall, on the Determination Date, be less than the interest rate payable on or in respect of the Notes. Such premium shall equal (x) the aggregate present value of the principal so accelerated and the aggregate present value of the interest which would have been payable in respect of such principal absent such accelerated payment, determined by discounting (semi-annually on the basis of a 360-day year composed of twelve 30-day months) each such amount utilizing an interest factor equal to the Reinvestment Yield, less (y) the principal amount to be accelerated.

    8.3 Annulment of Acceleration of Notes. The provisions of Section 8.2 are subject to the condition that if the principal of and accrued interest on the Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (i), inclusive, of Section 8.1, the holder or holders of 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument furnished to the Company, rescind and annul such declaration and the consequences thereof, provided that (i) at the time such declaration is annulled and rescinded no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement, (ii) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under
Section 8.2) and under the Guaranty Agreement and under the Subsidiary Guarantees shall have been duly paid and (iii) each and every other Event of Default shall have been cured or waived; and provided further, that no such rescission and annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereto.

    8.4 Other Remedies. Subject to the provisions of Section 8.3, if any Event of Default shall be continuing, any holder of Notes may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement, in the Notes or in the Guaranty Agreement or in the Subsidiary Guarantees or in aid of the exercise of any power granted in this Agreement, and may enforce the payment of any Note held by such holder and any of its other legal or equitable rights.

    8.5 Conduct No Waiver; Collection Expenses. No course of dealing on the part of any holder of Notes, nor any delay or failure on the part of any holder of Notes to exercise any of its rights, shall operate as a waiver of such rights or otherwise prejudice such holder's rights, powers and remedies. If the Company fails to pay, when due, the principal of, or the interest on, any Note, or if the Company or the Guarantor fail to comply with any other provision of this Agreement, the Company and the Guarantor will pay to each holder, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the reasonable cost and expenses, including but not limited to reasonable attorneys' fees, incurred by such holders of the Notes in collecting any sums due on the Notes or in otherwise enforcing any of their rights.

    8.6 Remedies Cumulative. No right or remedy conferred upon or reserved to any holder of Notes under this Agreement, the Guaranty Agreement, and the Subsidiary Guarantees is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given under this Agreement or the Guaranty Agreement or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to any holder of Notes may be exercised from time to time and as often as may be deemed expedient by such holder, as the case may be.

    8.7 Notice of Default. With respect to Events of Default or claimed defaults, the Guarantor will give the following notices:

         (a) The Guarantor promptly will furnish to each holder of a Note notice in writing by registered or certified mail, return receipt requested, of the occurrence of an Event of Default or an event which, with the lapse of time or the giving of notice, or both, would become an Event of Default. Such notice shall specify the nature of such default, the period of existence thereof and what action the Guarantor has taken or is taking or proposes to take with respect thereto.

         (b) If the holder of any Note or of any other evidence of Indebtedness of the Guarantor or any Subsidiary gives any notice or takes any other action with respect to a claimed default, the Guarantor will forthwith give written notice to the extent of the Guarantor's knowledge thereof to each holder of the then outstanding Notes, describing the notice or action and the nature of the claimed default.


    9. AMENDMENTS, WAIVERS AND CONSENTS

    9.1 Matters Subject to Modification. Any term, covenant, agreement or condition of this Agreement or the Guaranty Agreement may, with the consent of the Company and the Guarantor, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company and the Guarantor shall have obtained the consent in writing of the holder or holders of at least 66-2/3% in aggregate principal amount of outstanding Notes; provided, however, that, without the written consent of the holder or holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective which will (i) change the time of payment (including any required prepayment) of the principal of or the interest on any Note, (ii) reduce the principal amount thereof or the premium, if any, or reduce the rate of interest thereon, (iii) change any provision of any instrument affecting the preferences between holders of the Notes or between holders of the Notes and other creditors of the Company, and the Guarantor or (iv) change any of the provisions of Section 8.1, Section 8.2, Section 8.3 or this Section 9.

    For the purpose of determining whether holders of the requisite principal amount of Notes have made or concurred in any waiver, consent, approval, notice or other communication under this Agreement or the Guaranty Agreement, Notes held in the name of, or owned beneficially by, the Guarantor, the Company, or any Subsidiary or any Affiliate thereof, shall not be deemed outstanding.

    9.2 Solicitation  of  Holders of Notes.  The Company and the  Guarantor
will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall concurrently be informed thereof by the Company and the Guarantor shall be afforded the opportunity of considering the same and shall be supplied by the Company and the Guarantor with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 9 shall be delivered by the Company and the Guarantor to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. Neither the Company nor the Guarantor will, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or
otherwise,  to  any  holder  of  the   Notes as consideration for or as an
inducement to the entering into by any holder of the Notes of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to each holder of the then outstanding Notes.

    9.3 Binding Effect. Any such amendment or waiver shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company and the Guarantor whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right related thereto.

    10. FORM OF NOTES, REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT

    10.1 Form of Notes. The Notes initially delivered under this Agreement will be in the form of six fully registered Notes in the form attached as Exhibit A. The Notes are issuable only in fully registered form and in denominations of at least $2,000,000 (or the remaining outstanding balance thereof, if less than $2,000,000).

    10.2 Note Register. The Company shall cause to be kept at its principal office a register (the "Note Register") for the registration and transfer of the Notes. The names and addresses of the holders of Notes, the transfer thereof and the names and addresses of the transferees of the Notes shall be registered in the Note Register. The Company may deem and treat the person in whose name a Note is so registered as the holder and owner thereof for all purposes and shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer as provided in this
Section 10.

    10.3 Issuance of New Notes upon Exchange or Transfer. Upon surrender for exchange or registration of transfer of any Note at the office of the Company designated for notices in accordance with Section 11.2, the Company shall execute and deliver, at its expense, one or more new Notes of any authorized denominations requested by the holder of the surrendered Note, each dated the date to which interest has been paid on the Notes so surrendered (or, if no interest has been paid, the date of such surrendered Note), but in the same aggregate unpaid principal amount as such surrendered Note, and registered in the name of such person or persons as shall be designated in writing by such holder. Every Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or by such holder's attorney duly authorized in writing. The Company may condition its issuance of any new Note in connection with a transfer by any Person on compliance by the transferee with the representations required under Section 3.2, by Institutional Holders on compliance with Section 2.5 and on the payment to the Company of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer.

    10.4 Replacement of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company or in the event of such mutilation upon surrender and cancellation of the Note, the Company, without charge to the holder thereof, will make and deliver a new Note, of like tenor in lieu of such lost, stolen, destroyed or mutilated Note. If any such lost, stolen or destroyed Note is owned by you or any other Institutional Holder, then the affidavit of an authorized officer of such owner setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Note, other than a written agreement of such owner (in form reasonably satisfactory to the Company) to indemnify the Company.

    11. MISCELLANEOUS

    11.1 Expenses. Whether or not the purchase of Notes herein contemplated shall be consummated, the Company and the Guarantor agree to pay directly all reasonable expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated by this Agreement, including, but not limited to, out-of-pocket expenses, filing fees of Standard & Poor's Corporation in connection with obtaining a private
placement  number,   charges and disbursements of special counsel, photocopying and printing costs and charges for shipping the Notes, adequately insured, to you at your home office or at such other address as you may designate, and all similar expenses (including the reasonable fees and expenses of counsel) relating to any amendments, waivers or consents in connection with this Agreement or the Notes or the Guaranty Agreement or the Subsidiary Guarantees or the Subordination Agreement or the Sharing Agreement or any agreement entered into by the Noteholders and the Company, the Guarantor or any Subsidiary Guarantor, including, but not limited to, any such amendments, waivers or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes, the performance by the Guarantor under this Agreement, the Subordination Agreement and the Guaranty Agreement and the performance by the Subsidiary Guarantors under the Subsidiary Guarantees and the Subordination Agreement. The Company and the Guarantor also agree that they will pay and save you harmless against any and all liability with respect to stamp and other documentary taxes, if any, which may be payable, or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes (but not in connection with a transfer of any Notes), whether or not any Notes are then outstanding. The obligations of the Company under this Section 11.1 shall survive the retirement of the Notes.

    11.2 Notices.   Except  as otherwise expressly provided herein, all
communications provided for in this Agreement shall be in writing and delivered or sent by registered or certified mail, return receipt requested, or by overnight courier (i) if to you, to the address set forth below your name in Schedule I, or to such other address as you may in writing designate, (ii) if to any other holder of the Notes, to such address as the holder may designate in writing to the Company, and (iii) if to the Company, to Oneida Ltd., 163 Kenwood Avenue, Oneida, New York 13421, Attention: Edward W. Thoma, Senior Vice President-Finance, or to such other address as the Company may in writing designate.

    11.3 Reproduction of Documents. This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by you at the closing of the purchase of the Notes (except the Notes themselves), and
(iii) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and you may destroy any original document so reproduced. The Company and Guarantor agree and stipulate that any such reproduction which is legible shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence; provided that nothing herein contained shall preclude the Company and the Guarantor from objecting to the admission of any reproduction on the basis that such reproduction is not accurate, has been altered or is otherwise incomplete.

   11.4 Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

    11.5 Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. No provision of this Agreement may be waived, changed or modified, or the discharge thereof acknowledged, orally, except by an agreement in writing signed by the party against whom the enforcement of any waiver, change, modification or discharge is sought.

    11.6 Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

    11.7 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart or reproduction thereof permitted by Section 11.3.

    11.8 Reliance on and Survival of Provisions. All covenants, representations and warranties made by the Company and the Guarantor herein and in any certificates delivered pursuant to this Agreement, the Guaranty Agreement and the Subsidiary Guarantees, whether or not in connection with a closing, (i) shall be deemed to have been relied upon by you, notwithstanding any investigation heretofore or hereafter made by you or on your behalf and (ii) shall survive the delivery of this Agreement, the Notes, the Guaranty Agreement and the Subsidiary Guarantees.

    11.9 Integration  and  Severability.   This  Agreement  and  the  Exhibits
hereto (including but not limited to the Guaranty Agreement, the Subsidiary Guarantees, and the Subordination Agreement) embody the entire agreement and understanding between you, the Guarantor, the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement, the Guaranty Agreement, the Subsidiary Guarantee, the Subordination Agreement or in any Note, or application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement, the Guaranty Agreement, the Subsidiary Guarantees, the Subordination Agreement and in any Note, and any other application thereof, shall not in any way be affected or impaired thereby.

    IN WITNESS WHEREOF, the Company, the Guarantor and the Purchasers have caused this Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.


THC SYSTEMS, INC.

By:  /s/ Glenn B. Kelsey
Title:   Vice President-Finance


ONEIDA LTD.

By:  /s/ Edward W. Thoma
Title:   Senior Vice President - Finance


ALLSTATE LIFE INSURANCE COMPANY

By:  /s/ Patricia W. Wilson

By:  /s/ Steven M. Laude
         Authorized Signatories


ALLSTATE INSURANCE COMPANY

By: /s/ Patricia W. Wilson

By: /s/ Steven M. Laude
        Authorized Signatories


PACIFIC MUTUAL LIFE INSURANCE COMPANY

By:   /s/ Diane W. Dales
Title:    Assistant Vice President

By:   /s/ Peter S. Fiek
Title:    Assistant Secretary

                             Schedule A-1


               INFORMATION RELATING TO PURCHASERS


                                                 Principal Amount of
Name and Address of Purchaser                    Notes to be Purchased

Allstate Insurance Company                       (1)  $10,000,000
3075 Sanders Road, STE G4A                       (2)  $5,000,000
Northbrook, Illinois  60062-7127
Attention: Investment Operations Private Placements
Telephone: (847) 402-8709
Telecopy:  (847)402-7331

    All notices of scheduled payments and written confirmations of such wire transfer should be sent to the address above. All payments by Fedwire transfer of immediately available funds, identifying the name of the Issuer (and the Credit, if any), the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium, in the format as follows:

BBK = Harris Trust and Savings Bank
ABA #071000288
BNF = Allstate Life Insurance Company
Collection Account #168-117-0
ORG = THC Systems, Inc.
OBI = DPP (PPN:  87252@ AA 8)
L___________ (Enter Lease Number, if any)
Payment Due Date (MM/DD/YY) -
P___________ (Enter "P" and amount of
  principal being remitted, for example,
  P5000000.00) -
I____________ (Enter "I" and amount of
  interest being remitted, for example,
  I225000.00)

Securities to be delivered to:

    Citibank, Federal Savings Bank
    Citicorp Center
    500 West Madison Street
    4th Floor, Zone 6
    Chicago, Illinois  60661-2591
    Attention:  Misty Gniadek
    For Allstate Life Insurance Company/
    Safekeeping Account No. 846627

    All financial reports, compliance certificates and all other written communications, including notice of prepayments, to be sent to:

  Allstate Life Insurance Company
  Private Placements Department
  3075 Sanders Road, STE G3A
  Northbrook, IL  60062-7127
  Telephone:  (847) 402-4394
  Telecopy:   (847) 402-3092


Tax ID #36-2554642

                           Schedule A-2


               INFORMATION RELATING TO PURCHASERS


                                                 Principal Amount of
Name and Address of Purchaser                    Notes to be Purchased

Allstate Insurance Company                       $7,500,000
3075 Sanders Road, STE G4A
Northbrook, Illinois  60062-7127
Attention: Investment Operations Private Placements
Telephone: (847) 402-8709
Telecopy: (847)402-7331

    All notices of scheduled payments and written confirmations of such wire transfer should be sent to the address above. All payments by Fedwire transfer of immediately available funds, identifying the name of the Issuer (and the Credit, if any), the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium, in the format as follows:

BBK = Harris Trust and Savings Bank
ABA #071000288
BNF = Allstate Insurance Company
Collection Account #168-114-7
ORG = THC Systems, Inc.
OBI = DPP (PPN:  87252@ AA 8)
L__________ (Enter Lease Number, if any)
  Payment Due Date (MM/DD/YY) -
P__________ (Enter "P" and amount of
  principal being remitted, for example,
  P5000000.00) -
I__________ (Enter "I" and amount of
  interest being remitted, for example,
  I225000.00)

Securities to be delivered to:

    Citibank, Federal Savings Bank
    Citicorp Center
    500 West Madison Street
    4th Floor, Zone 6
    Chicago, Illinois  60661-2591
    Attention:  Misty Gniadek
    For Allstate Insurance Company/
    Safekeeping Account No. 846626

    All financial reports, compliance certificates and all other written communications, including notice of prepayments, to be sent to:

    Allstate Life Insurance Company
    Private Placements Department
    3075 Sanders Road, STE G3A
    Northbrook, IL  60062-7127
    Telephone:  (847) 402-4394
    Telecopy:   (847) 402-3092

Tax ID #36-0719665

                              Schedule A-3

               INFORMATION RELATING TO PURCHASERS


                                                 Principal Amount of
Name and Address of Purchaser                    Notes to be Purchased

Pacific Mutual Life Insurance Company            (1)  $5,000,000
700 Newport Center Drive                         (2)  $5,000,000
P.O. Box 9000                                    (3)  $2,500,000
Newport Beach, California  92660
Attention:  Fixed Income Securities Dept.

    Address for all communications is as above, except notices of payment and written confirmations of wire or inter-bank transfers. All payments are to be by bank wire transfer of immediately available funds to:

  The Chase Manhattan Bank, N.A.
  ABA #021-000-021
  A/C = 900-9-002206
  BBK = Chase Manhattan Bank, N.A.
  A/C Name:  General Account
  A/C Number:  89930705
  For Pacific Mutual Life Insurance Company
  PPN:  87252@ AA 8

    Each wire transfer shall identify such payment as "THC Systems, Inc., 7.49% Senior Notes due November 1, 2008."

 Principal and interest payments:

  The Chase Manhattan Bank, N.A.
  ABA #021-000-021
  A/C = 900-9-002206
  BBK = Chase Manhattan Bank/SSTO
  A/C Name:  Pacific Mutual Gen. Acct.
  Sub A/C Number:  47363300
  Regarding:  "THC Systems, Inc., 7.49% Senior Notes due
  November 1, 2008 (PPN:  87252@ AA 8)"

    Notices of payment and written confirmations of wire or inter-bank transfers shall be addressed to:

  Pacific Mutual Life Insurance Company
  700 Newport Center Drive
  P.O. Box 9000
  Newport Beach, California  92660
  Attention:  Investment Administration

    All securities being purchased should be registered in the nominee name of "Atwell & Co" and delivered to:

  The Chase Manhattan Bank
  4 New York Plaza
  Ground Floor Window
  New York, NY  10004
  Attention:  Lillian Gonzalas
  A/C Name:  General Account
  A/C Number:  89930705


General Tax ID #:  95-1079000
Private Placement Tax ID #:  13-6065575

                                  ANNEX I

                    Restricted Subsidiaries of the Company


 Restricted                     Place of                  Authorized to do
Subsidiaries                 Incorporation                    Business


Kenwood Silver Company, Inc.    New York                        Alabama
                                                                Arizona
                                                                California
                                                                Colorado
                                                                Connecticut
                                                                Delaware
                                                                Florida
                                                                Georgia
                                                                Idaho
                                                                Indiana
                                                                Iowa
                                                                Kansas
                                                                Kentucky
                                                                Louisiana
                                                                Maine
                                                                Michigan
                                                                Missouri
                                                                Nevada
                                                                New Hampshire
                                                                New Jersey
                                                                New Mexico
                                                                New York
                                                                North Carolina
                                                                Ohio
                                                                Oklahoma
                                                                Oregon
                                                                Pennsylvania
                                                                South Carolina
                                                                Tennessee
                                                                Texas
                                                                Virginia
                                                                Washington
                                                                West Virginia
                                                                Wisconsin

Camden Wire Co. Inc.            New York                        Arkansas
                                                                California
                                                                Illinois
                                                                North Carolina
                                                                Texas

Oneida Distribution
Services, Inc.                  New York                        California
                                                                 Georgia

Buffalo China, Inc.             New York

Oneida International, Inc.      Delaware

Oneida Foreign
Sales Corporation               Virgin Islands

THC Systems, Inc.               New York                        North Carolina

Oneida Mexicana, S.A.           Mexico

Oneida Canada, Limited          Canada

Oneida Domestic
International Sales Corp.       New York

Oneida Community, Limited       New York

Employee Agency, Inc.           New York

Heirloom, Inc.                  New York

Kenwood Advertising, Inc.       New York

Simeon L. & George H.
Rogers Co., Ltd. (Canada)       Canada

William A. Rogers, Limited      New York

Canadian Wm. A. Rogers, Ltd.    Canada


    Oneida Ltd. owns 100% of the outstanding shares of each of the above subsidiaries except Buffalo China, Inc. and Oneida International, Inc. which are 93% and 80% owned, respectively.


Subsidiary of  Buffalo China, Inc.

    Ceramica De Juarez, S.A.    Mexico


Subsidiary of Oneida International, Inc.

    Sant'Andrea, Inc.           Italy

                            ANNEX II

            ONEIDA LTD. & ITS RESTRICTED SUBSIDIARIES
                   FUNDED DEBT & CURRENT DEBT
                FOR FISCAL PERIOD ENDED 10/26/96


1) FUNDED DEBT

    Funded Debt at October 26, 1996 consisted of the following:

                                                               (Thousands)
Senior notes, 8.52% due January  15, 2002, payable
$4,285,710 annually                                             $25,714

Notes payable at various interest rates due February
20, 2001                                                         40,000

Industrial Revenue Bond, Chemical Bank Tax Exempt Money
Market Index rate, due February 1, 2005                           9,000

Industrial Revenue Bond, Marine Midland Bank, 9.25%
due March 1, 2000                                                 1,136

Industrial Revenue Bond, NationsBank Tax Exempt Market
Index rate, due March 20, 2016                                    6,500

Other debt at various rates due through 1999                        297

    Total                                                        82,647

Less amounts due currently                                        4,702
Long-term debt                                                  $77,945


2)  CURRENT DEBT

    Current Debt at October 26, 1996 consisted of the following:

                                                                (Thousands)

Short term debt                                                 $12,500
Bankers acceptances                                              19,000
Current installments of long term debt                            4,702

    Total CURRENT DEBT                                          $36,202

                            ANNEX III


                      Description of Liens


None.

                            ANNEX  IV

                           ONEIDA LTD.
                 RISK INSURANCE COVERAGE SUMMARY

Class of Insurance   Insurance Company    Risks Covered            Limits

Property Damage,     Industrial Risk      All Risk coverage        $624,658,000
Boiler/Machinery,    Insurers             including damage due to
Business Interruption                     earthquake and flood


Commercial General   Royal Insurance      Bodily Injury and        $3,000,000
Liability                                 Property damage caused   (Aggregate)
                                          by ownership and         $1,000,000
                                          operation of premises;   (Each
                                          includes product         Occurrence)
                                          liability, broad form
                                          vendors liability,
                                          advertisers & contractual
                                          liability

Commercial           Federal Insurance    Umbrella coverage over   $25,000,000
Liability            Co.                  commercial general liability
Umbrella                                  and auto liability policies


Pension & Welfare    Aetna Casualty &     Breach of fiduciary      $1,000,000
Fiduciary Liability  Surety Company       responsibility as Trustee
                                          of employee benefit plans


Executive  Liability  CNA                 Wrongful acts while      $15,000,000
(Directors and                            acting in capacity as
Officers)                                 director or officer


General Crime         Lumbermans Mutual   Comprehensive crime and  $ 500,000
                      Casualty Company    employee dishonesty;
                      (Kemper)            includes ERISA compliance
                                          for administration of
                                          benefit plans

                            EXHIBIT A


                        THC SYSTEMS, INC.

                        7.49% SENIOR NOTE

                      Due November 1, 2008



    THIS NOTE MAY BE SUBJECT TO A HOME OFFICE PAYMENT AGREEMENT AND ACCORDINGLY ANY PROSPECTIVE PURCHASER SHOULD FIRST VERIFY THE UNPAID PRINCIPAL AMOUNT WITH THE COMPANY.


Registered Note No. R-____                            November __, 1996
$__________


    THC SYSTEMS, INC., a New York corporation (the "Company), for value received, hereby promises to pay to ______________________ or registered assigns, on the first day of November, 2008, the principal amount of _______________ Dollars ($__________) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of seven and forty-nine hundredths percent (7.49%) per annum from the date hereof until maturity, payable on the first day of November and May in each year, commencing May 1, 1997, and at maturity, and to pay interest on overdue principal, premium and (to the extent legally enforceable) on any overdue installment of interest at the greater of (a) the rate of interest publicly announced by The Chase Manhattan Bank (or its successors or assigns) as its "prime rate" plus one percent (1%) or (b) nine and forty-nine hundredths percent (9.49%) per annum after maturity or the due date thereof, whether by acceleration or otherwise, until paid. Payments of the principal of, the premium, if any, and interest on this Note shall be made in lawful money of the United States of America in the manner and at the place provided in Section 2.5 of the Note Agreement hereinafter defined.

    This Note is issued under and pursuant to the terms and provisions of a Note Agreement, dated as of November 15, 1996, entered into by the Company and Oneida Ltd. (The "Guarantor") with the Purchasers named in Schedule I thereto (the "Note Agreement"), and this Note and any holder hereof are entitled to all of the benefits and are bound by the terms provided for by such Note Agreement or referred to therein. The provisions of the Note Agreement are incorporated in this Note to the same extent as if set forth at length herein.

    As provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or his attorney duly authorized in writing, a new Note for a like unpaid principal amount will be issued to, and registered in the name of, the transferee upon the payment of the taxes or other governmental charges, if any, that may be imposed in connection therewith. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

    This Note may be declared due prior to its expressed maturity date, voluntary prepayments may be made hereon and certain prepayments are required to be made hereon all in the events, on the terms and in the manner as provided in the Note Agreement. Such prepayments include certain required prepayments on November 1 of each year beginning November 1, 2000 and ending November 1, 2007 and certain optional prepayments with a premium.

    Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Note Agreement or be placed in the hands of attorneys for collection, the Company and the Guarantor agree to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all reasonable costs of collecting this Note, including reasonable attorneys' fees and expenses.

    This Note and the Note Agreement are governed by and construed in accordance with the laws of the State of Illinois.


THE SYSTEMS, INC.

By:___________________________________
Its:

                            GUARANTY ENDORSEMENT

    Payment of principal, interest and premium, if any, with respect to this
Note is guaranteed pursuant to the terms of the Guaranty Agreement and Subsidiary Guarantees dated as of November __, 1996 of, respectively, Oneida Ltd., Camden Wire Co., Inc. and Buffalo China, Inc. Subject to the terms of such Guaranty Agreement which terms are incorporated herein by reference, each of the undersigned guarantees the prompt payment when due of the principal of, premium, if any, and interest on this Note and all payments due under the Note Agreement.

ONEIDA LTD.

By:____________________________________
Title:


CAMDEN WIRE CO., INC.

By:____________________________________
Title:


BUFFALO CHINA, INC.

By:____________________________________
Title:

                            EXHIBIT B

                         LEGAL OPINIONS


    A. The opinion of Gardner, Carton & Douglas, special counsel for the Purchasers, shall be to the effect that:

         1. The Company is a corporation organized and validly existing in good standing under the laws of the State of New York, with all requisite corporate power and authority to carry on its business as now conducted, to enter into and perform the Agreement and to issue and sell the Notes.

         2. The Guarantor is a corporation organized and validly existing in good standing under the laws of the State of New York, with all requisite corporate power and authority to carry on its business as now conducted, to enter into and perform the Agreement and to issue and sell the Notes.

         3. The Agreement has been duly authorized by proper corporate action on the part of the Company and the Guarantor, has been duly executed and delivered by an authorized officer of the Company and the Guarantor and constitutes the legal, valid and binding agreement of the Company and the Guarantor, enforceable in accordance with its terms, except to the extent that enforcement of the Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

         4. The Guaranty Agreement and the Subordination Agreement and the First Amendment to the 1992 Agreement have been duly authorized by proper corporate action on the part of the Guarantor, have been duly executed and delivered by an authorized officer of Guarantor and constitute the legal, valid and binding obligations of the Guarantor, enforceable in accordance with their respective terms, except to the extent that enforcement of the Notes may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

         5. The Subsidiary Guarantees and the 1992 Subsidiary Guarantees have been duly authorized by proper corporate action on the part of the Subsidiary Guarantors have been duly executed and delivered by an authorized officer of each of the Subsidiary Guarantors that are a party thereto and constitute the legal, valid and binding obligations of the Subsidiary Guarantors, enforceable in accordance with their respective terms, except to the extent that enforcement of the Subsidiary Guarantors may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

         6. The Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement of the Notes may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

         7. Based upon the representations set forth in the Agreement, the offering, sale and delivery of the Notes and the delivery of the Guaranty do not require the registration of the Notes under the Securities Act of 1933, as amended, nor the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         8. The issuance of the Guaranty Agreement and compliance with the terms and provisions of the Agreement and the Guaranty Agreement will not conflict with or result in any breach of any of the provisions of the Certificate of Incorporation or By-Laws of the Guarantor or its Subsidiaries.

         9. The issuance of each of the Subsidiary Guarantees, the 1992 Subsidiary Guarantees, the Subordination Agreement and the First Amendment to the 1992 Agreement and compliance with the terms and provisions will not conflict with or result in any breach of any of the provisions of the Certificate of Incorporation or By-Laws of the Guarantor or its Subsidiaries.

         10. The issuance and sale of the Notes and compliance with the terms and provisions of the Notes, the Agreement and the Subordination Agreement will not conflict with or result in any breach of any of the provisions of the Certificate of Incorporation or By-Laws of the Guarantor or its Subsidiaries.

    The opinion of Gardner, Carton & Douglas also shall state that the opinion of Shearman & Sterling, counsel for the Company, delivered to you pursuant to the Agreement, is satisfactory in form and scope to Gardner, Carton & Douglas, and, in their opinion, the Purchasers and it are justified in relying thereon and shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. Gardner, Carton & Douglas may rely, as to matters of New York law, on the opinion of Shearman & Sterling.

    B. The opinion of Shearman & Sterling, counsel for the Company, shall cover all matters specified in clauses 1 through 6 set forth above and also shall be to the effect that:

         1. Each of the Company and the Guarantor has full corporate power and authority to conduct the activities in which it is now engaged and own its Property.

         2. Each Subsidiary of the Guarantor is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation, and each has all requisite corporate power and authority to carry on its business as now conducted and own its Property.

         3. Each of the Guarantor and its Subsidiaries is duly qualified or licensed and in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of the business transacted by it or the character of its Properties owned or leased makes such qualification or licensing necessary except where failure to so qualify would not, individually or in the aggregate, have a material adverse affect on its business, Properties, or condition, financial or otherwise.

         4. No authorization, approval or consent of any governmental or regulatory body is necessary or required in connection with the lawful execution and delivery by the Company of the Agreement or the lawful offering, issuance and sale of the Notes by the Guarantor of the Agreement and the Guaranty Agreement, and no designation, filing, declaration, registration and/or qualification with any governmental authority is required by the Company in connection with such offer, issuance and sale.

         5. No authorization, approval or consent of any governmental or regulatory body is necessary or required in connection with the lawful execution and delivery by the Guarantor of the Agreement or the Guaranty Agreement or the Subordination Agreement or the First Amendment to the 1992 Agreement and no designation, filing, declaration, registration and/or qualification with any governmental authority is required by the Guarantor in connection with such execution and delivery.

         6. No authorization, approval or consent of any governmental or regulatory body is necessary or required in connection with the lawful execution and delivery by the Subsidiary Guarantors of the Subsidiary Guarantees or the 1992 Subsidiary Guarantees or the Subordination Agreement and no designation, filing, declaration, registration and/or qualification with any governmental authority is required by the Subsidiary Guarantors in connection with such execution and delivery.

    7. The (i) issuance and sale of the Notes and the execution, delivery and performance by the Company of the Agreement and (ii) the execution, delivery and performance by the Guarantor of the Agreement, the Guaranty Agreement, the Subordination Agreement and the First Amendment to the 1992 Agreement, and
(iii) the execution, delivery and performance by the Subsidiary Guarantors of the Subsidiary Guarantees and the Subordination Agreement will not conflict with, or result in any breach or violation of any of the provisions of, or constitute a default under, or result in the creation of any Lien on the Property of the Company or the Guarantor or any Subsidiary pursuant to, (i) the provisions of the Certificate of Incorporation or other charter document or by-laws of the Company or the Guarantor or any Subsidiary or any loan agreement under which the Company or the Guarantor or any Subsidiary is bound, or other agreement or instrument known to such counsel (after due inquiry) to which the Company or the Guarantor or any Subsidiary is a party or by which any of them or their Property is bound or (ii) any New York law (including usury laws) or regulation, order, writ, injunction or decree of any court or governmental authority applicable to the Company or the Guarantor known to such counsel.

         8. There are no actions, suits or proceedings pending or, to the best of such counsel's knowledge after due inquiry, threatened against, or affecting the Guarantor or its Subsidiaries, at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which are likely to result, either individually or in the aggregate, in any material adverse change in the business, Properties, operations or condition, financial or otherwise, of the Guarantor and its Subsidiaries taken as a whole.

         9. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly and validly issued, are fully paid and nonassessable and, to the knowledge of such counsel, are owned by the Guarantor free and clear of any Lien.

         10. The issuance of the Notes and the use of the proceeds of the sale of the Notes do not violate or conflict with Regulation G, T, U or X of the Board of Governors of the Federal Reserve System (12 C.F.R., Chapter II).

         11. Neither the Guarantor nor any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

    The opinion of Shearman & Sterling shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Guarantor and with respect to matters governed by the laws of any jurisdiction other than the United States of America and the State of New York, such counsel may rely upon the opinions of counsel deemed (and stated in their opinion to be deemed) by them to be competent and reliable.

                           EXHIBIT C

                       GUARANTY AGREEMENT

    THIS GUARANTY AGREEMENT, dated as of November 26, 1996 (the "Guaranty"), is made and given by ONEIDA LTD., a New York corporation (the "Guarantor"), in favor of Allstate Life Insurance Company, Allstate Insurance Company and Pacific Mutual Life Insurance Company (and their respective successors, assignees or transferees) (the "Purchasers").

                            RECITALS

    A.   THC  Systems,  Inc., a New York corporation (the "Issuer"),  and the Purchasers have entered into a Note Agreement dated as of November 15, 1996 (as the same may hereafter be amended, restated, or otherwise modified from time to time, the "Agreement") pursuant to which the Purchasers have agreed to purchase from the Issuer Senior Notes due November 1, 2008 in the principal amount of $35,000,000 (the "Notes").

    B. It is a condition precedent to the obligation of the Purchasers to purchase the Notes pursuant to the terms of the Agreement that this Guaranty be executed and delivered by the Guarantor.

    C. The Guarantor expects to derive benefits from the consummation of the purchase of the Notes and finds it advantageous, desirable and in its best interests to execute and deliver this Guaranty to the Purchasers.

    NOW, THEREFORE, in consideration of the purchase of the Notes and for other good and valuable consideration, the Guarantor hereby covenants and agrees with the Purchasers as follows

    Section l. Defined Terms. As used in this Guaranty, the following terms shall have the meaning indicated:

    "Obligations" shall mean all indebtedness, liabilities and obligations of the Issuer to the Purchasers of every kind, nature or description under the Agreement and the Notes.

    "Person" shall mean any individual, limited liability company, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

    Section 2. The Guaranty. The Guarantor hereby absolutely and unconditionally guarantees to the Purchasers the payment when due (whether at a stated maturity or earlier by reason of acceleration or otherwise) and performance of the Obligations.

    Section 3. Guaranty Absolute. The Guarantor acknowledges and agrees that Obligations may be created and continued in any amount, without affecting or impairing the liability of the Guarantor hereunder, and the Purchasers may pay (or allow for the payment of) Obligations out of any sums received by or available to the Purchasers on account of Obligations from the Issuer or any other Person (except the Guarantor), from the properties of the Issuer or such other Persons, out of collateral security or from any other source, and such payment (or allowance) shall not reduce, affect or impair the liability of the Guarantor hereunder. The liability of the Guarantor shall be a continuing liability and shall not be affected by (nor shall anything herein contained be deemed a limitation upon) the amount of credit which may be extended to the Issuer, the number of transactions with the Issuer, repayments by the Issuer, or the allocation by the Purchasers of repayments by the Issuer, it being the understanding of the Guarantor that the Guarantor's liability shall continue hereunder so long as there are any Obligations outstanding. Any payment made by the Guarantor hereunder shall be effective to reduce or discharge such liability only if accompanied by a written transmittal document. received by the Purchasers, advising the Purchasers that such payment is made under this Guaranty for such purpose.

    Section 4. Continuing Guaranty. This Guaranty is an absolute, unconditional, complete and continuing guaranty of payment and performance of the Obligations, and the obligations of the Guarantor hereunder shall not be released, in whole or in part, by any action or thing which might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, other than irrevocable payment and performance in full of the Obligations. No notice of the Obligations to which this Guaranty may apply, or of any renewal or extension thereof need be given to the Guarantor and none of the foregoing acts shall release the Guarantor from liability hereunder. The Guarantor hereby expressly waives (a) demand of payment, presentment, protest, notice of dishonor, nonpayment or nonperformance on any and all forms of the Obligations; (b) notice of acceptance of this Guaranty and notice of any liability to which it may apply; (c) all other notices and demands of any kind and description relating to the Obligations now or hereafter provided for by any agreement, statute, law, rule or regulation; and (d) any and all defenses of the Issuer pertaining to the Obligations except for the defense of discharge by payment. The Guarantor shall not be exonerated with respect to the Guarantor's liabilities under this Guaranty by any act or thing except irrevocable payment and performance of the Obligations, it being the purpose and intent of this Guaranty that the Obligations constitute the direct and primary obligations of the Guarantor and that the covenants, agreements and all obligations of the Guarantor hereunder be absolute, unconditional and irrevocable. The Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage, deed of trust or security agreement securing all or any part of the Obligations, whether or not the liability of the Issuer or any other Person for such deficiency is discharged pursuant to statute, judicial decision or otherwise. The acceptance of this Guaranty by the Purchasers is not intended to, and does not release any liability previously existing of any other guarantor or surety of an indebtedness of the Issuer to the Purchasers.

    Section 5. Other Transactions. Each of the Purchasers is expressly authorized (a) to exchange, surrender or release with or without consideration any or all collateral and security which may at any time be placed with them or their agent by the Issuer or by any other Person, or to forward or deliver any or all such collateral and security directly to the Issuer for collection and remittance or for credit, or to collect the same in any other manner without  notice  to the Guarantor, and (b) to amend, modify,  extend  or
supplement   the  Agreement,  the  Notes  or  other
instrument evidencing the Obligations or any part thereof and any other agreement with respect to the Obligations, waive compliance by the Issuer or any other Person with the respective terms thereof and settle or compromise any of the Obligations without notice to the Guarantor and without in any manner affecting the absolute liabilities of the Guarantor hereunder. No invalidity, irregularity or unenforceability of all or any part of the Obligations or of any security therefor or other recourse with respect thereto shall affect, impair or be a defense to this Guaranty. The liabilities of the Guarantor hereunder shall not be affected or impaired by any failure, delay, neglect or omission on the part of the Purchasers to realize upon any of the Obligations, or upon any collateral or security for any or all of the Obligations, nor by the taking by the Purchasers of (or the failure to take) any other guaranty or guaranties to secure the Obligations, nor by the taking by the Purchasers of (or the failure to take or the failure to perfect its security interest in or other Lien on) collateral or security of any kind. No act or omission of the Purchasers, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of the Guarantor, shall affect or impair the obligations of the Guarantor hereunder. The Guarantor acknowledges that this Guaranty is in effect and binding without reference to whether this Guaranty is signed by any other Person or Persons, that possession of this Guaranty by the Purchasers shall be conclusive evidence of due delivery hereof by the Guarantor and that this Guaranty shall continue in full force and effect, both as to the Obligations then existing and/or thereafter created, notwithstanding the release of or extension of time to any other guarantor of the Obligations or any part thereof.

    Section 6. Actions Not Required. The Guarantor hereby waives any and all right to cause a marshaling of the assets of the Issuer or any other action by any court or other governmental body with respect thereto or to cause the Purchasers to proceed against any security for the Obligations or any other recourse which the Purchasers may have with respect thereto and further waives any and all requirements that any Purchaser institutes any action or proceeding at law or in equity, or obtain any judgment, against the Issuer or any other Person, or with respect to any collateral security for the Obligations, as a condition precedent to making demand on or bringing an action or obtaining and/or enforcing a judgment against, the Guarantor upon this Guaranty. The Guarantor further acknowledges that time is of the essence with respect to the Guarantor's obligations under this Guaranty. Any remedy or right hereby granted which shall be found to be unenforceable as to any Person or under any circumstance, for any reason, shall in no way limit or prevent the enforcement of such remedy or right as to any other Person or circumstance, nor shall such unenforceability limit or prevent enforcement of any other remedy or right hereby granted.

    Section 7. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any setoff or application of funds of the Guarantor by the Purchasers, the Guarantor shall not be entitled to be subrogated to any of the rights of the Purchasers against the Issuer or any other guarantor or any collateral security or guaranty or right of offset held by the Purchasers for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any other guarantor in respect of payments made by the Guarantor hereunder.

    Section 8. Application of Payments. Any and all payments upon the Obligations made by the Guarantor or by any other Person, and/or the proceeds of any or all collateral or security for any of the Obligations, may be applied by the Purchasers on such items of the Obligations as the Purchasers may elect.

    Section 9. Recovery of Payment. If any payment received by the Purchasers and applied to the Obligations is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Issuer or any other obligor), the Obligations to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Obligations as fully as if such application had never been made. References in this Guaranty to amounts "irrevocably paid" or to "irrevocable payment" refer to payments that cannot be set aside, recovered, rescinded or required to be returned for any reason.

    Section 10. Issuers' Financial Condition. The Guarantor is familiar with the financial condition of the Issuer, and the Guarantor has executed and delivered this Guaranty based on the Guarantor's own judgment and not in reliance upon any statement or representation of the Purchasers. The Purchasers shall have no obligation to provide the Guarantor with any advice whatsoever or to inform the Guarantor at any time of the Purchasers' actions, evaluations or conclusions on the financial condition or any other matter concerning the Issuer.

    Section 11. Remedies. All remedies afforded to the Purchasers by reason of this Guaranty are separate and cumulative remedies and it is agreed that no one of such remedies, whether or not exercised by the Purchasers, shall be deemed to be in exclusion of any of the other remedies available to the Purchasers and shall in no way limit or prejudice any other legal or equitable remedy which the Purchasers may have hereunder and with respect to the Obligations. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Purchasers.

    Section 12. Bankruptcy of the Issuer. The Guarantor expressly agrees that the liabilities and obligations of the Guarantor under this Guaranty shall not in any way be impaired or otherwise affected by the institution by or against the Issuer or any other Person of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other similar proceedings for relief under any bankruptcy law or similar law for the relief of debtors and that any discharge of any of the Obligations pursuant to any such bankruptcy or similar law or other law shall not diminish, discharge or otherwise affect in any way the obligations of the Guarantor under this Guaranty, and that upon the institution of any of the above actions, such obligations shall be enforceable against the Guarantor.

    Section 13. Costs and Expenses. The Guarantor will pay or reimburse the Purchasers on demand for all out-of-pocket expenses (including in each case all reasonable fees and expenses of counsel) incurred by the Purchasers arising out of or in connection with the enforcement of this Guaranty against the Guarantor or arising out of or in connection with any failure of the Guarantor to fully and timely perform the obligations of the Guarantor hereunder.

    Section 14. Waivers and Amendments. This Guaranty can be waived, modified, amended, terminated or discharged only explicitly in a writing signed by the Purchasers. A waiver so signed shall be effective only in the specific instance and for the specific purpose given.

    Section 15. Notices.  Any   notice or other communication to any party in
connection with this Guaranty shall be in writing and shall be sent by manual delivery, facsimile transmission (with a confirming copy sent by United States mail (postage prepaid)), overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

    Section 16. Guarantor Acknowledgments. The Guarantor hereby acknowledges that (a) counsel has advised the Guarantor in the negotiation, execution and delivery of this Guaranty, (b) the Purchasers have no fiduciary relationship to the Guarantor, the relationship being solely that of debtor and creditor, and (c) no joint venture exists between the Guarantor and the Purchasers.

    Section 17. Representations and Warranties. The Guarantor hereby represents and warrants to the Purchasers that:

         (a) The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and the legal right to own and operate its properties and to conduct the business in which it is currently engaged.

         (b) The Guarantor has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty and has taken all necessary corporate action to authorize such execution, delivery and performance.

         (c) This Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability
may   be   limited   by   applicable   bankruptcy, insolvency, reorganization,
moratorium  or  similar  laws  affecting  the   enforcement of creditors' rights
generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         (d)  The execution, delivery and performance of this Guaranty will not
(i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Guarantor, (ii) violate or contravene any provision of its Articles of Incorporation or bylaws, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or any of its properties may be bound or result in the creation of any lien thereunder. The Guarantor is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on its business, operations, properties, assets or condition (financial or otherwise).

         (e) No order, consent, approval, license, authorization or validation of, or filing recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Guarantor to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Guaranty.

         (f) There are no actions, suits or proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting it or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Guarantor, would have a material adverse effect on its business, operations, property or condition (financial or otherwise) or on its ability to perform its obligations hereunder.

         (g) The Guarantor expects to derive benefits from the transactions resulting in the creation of the Obligations. The Purchasers may rely conclusively on the continuing warranty, hereby made, that the Guarantor continues to be benefited by the Purchasers' extension of credit accommodations to the Issuer and the Purchasers shall have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by the Purchasers without regard to the receipt, nature or value of any such benefits.

    Section 18. Covenants. Until such time that the Obligations are paid in full, unless the Purchasers shall otherwise consent in writing:

         (a) Corporate Existence. The Guarantor will maintain its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction where failure so to qualify would permanently preclude the Guarantor from enforcing its rights with respect to any material asset or would expose such the Guarantor to any material liability.

         (b) Insurance. The Guarantor shall maintain with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable firms engaged in the same or similar business and similarly situated.

         (c) Payment of Taxes and Claims. The Guarantor shall file all tax returns and reports which are required by law to be filed by it and will pay before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including but not limited to those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Guarantor's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Guarantor's books in accordance with GAAP.

         (d) Inspection. The Guarantor shall permit any Person designated by the Purchasers to visit and inspect any of the properties, corporate books and financial records of the Guarantor, to examine and to make copies of the books of accounts and other financial records of the Guarantor, and to discuss the affairs, finances and accounts of the Guarantor with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Purchasers may designate.

         (e) Maintenance of Properties. The Guarantor will maintain its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         (f) Books and Records. The Guarantor will keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

         (g) Compliance. The Guarantor will comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, provided, however, that failure so to comply shall not be a breach of this covenant if such failure does not have, or is not reasonably expected to have, a materially adverse effect on the properties, business, prospects or condition (financial or otherwise) of the Guarantor and the Guarantor is acting in good faith and with reasonable dispatch to cure such noncompliance.

         (h) Environmental Matters Reporting. The Guarantor will observe and comply with, all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material adverse effect on the Guarantor. The Guarantor will give the Purchasers prompt written notice of any violation as to any environmental matter by the Guarantor and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (a) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by the Guarantor which are material to the operations of such Guarantor, or (b) which will or threatens to impose a material liability on such Guarantor to any Person or which will require a material expenditure by the Guarantor to cure any alleged problem or violation.

         (i) Merger. The Guarantor will not merge or consolidate or enter into any analogous reorganization or transaction with any Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) provided, however, the Guarantor may be merged with or liquidated into another Person in accordance with the terms of the Agreement.

         (j) Sale of Assets. The Guarantor will not sell, transfer, lease or otherwise convey all or any substantial part of its assets except for sales and leases of inventory in the ordinary course of business and except for sales or other transfers permitted by the terms of the Agreement.

         (k) Negative Pledge. The Guarantor will not enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Purchasers and the banks which are lenders to the Guarantor pursuant to that Credit Agreement dated as of January 19, 1996 which would prohibit the Guarantor from granting, or otherwise limit the ability of the Guarantor to grant to the Purchasers a Lien on any assets or properties of the Guarantor.

    Section 19. Continuing Guaranty; Assignments under Agreement. This Guaranty shall (a) remain in full force and effect until irrevocable payment in full of the Obligations, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of, and be enforceable by, the Purchasers and its respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause (c), the Purchasers may sell, assign or otherwise transfer all or any portion of its rights and obligations under the Agreement to any other Persons to the extent and in the manner provided in the Agreement and may similarly transfer all or any portion of its rights under this Guaranty to such Persons.

    Section 20. Revocation. Notwithstanding any other provision hereof, the Guarantor may revoke this Guaranty prospectively as to future transactions by written notice to that effect actually received by the Purchasers. No such revocation shall release, impair or affect in any manner any liability hereunder with respect to Obligations created, contracted, assumed or incurred prior to receipt by the Purchasers of written notice of revocation, or Obligations created, contracted, assumed or incurred after receipt of such notice pursuant to any contract entered into by the Purchasers prior to receipt of such notice, or any renewals or extensions thereof, theretofore or thereafter made, or all other costs, expenses and attorneys' fees arising from such Obligations.

    Section 21. Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS GUARANTY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF. Whenever possible, each provision of this Guaranty and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Guaranty or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty or any other statement, instrument or transaction contemplated hereby or relating hereto.

    Section 22. Consent to Jurisdiction. AT THE OPTION OF THE PURCHASERS, THIS GUARANTY MAY BE ENFORCED IN ANY FEDERAL COURT OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS; AND THE GUARANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT

THE GUARANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS GUARANTY, THE PURCHASERS
AT THEIR OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT
BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

    Section 23. Counterparts. This Guaranty may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

    Section 24. General. All representations and warranties contained in this Guaranty or in any other agreement between the Guarantor and the Purchasers shall survive the execution, delivery and performance of this Guaranty and the creation and payment of the Obligations. Captions in this Guaranty are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Guaranty.

    IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date first above written.

                                        ONEIDA LTD.

                                        By: /s/ Edward W. Thoma
                                        Title: Senior Vice President, Finance

Address for the Purchasers:             Address for the Guarantor:

Allstate Life Insurance Company         Oneida Ltd.
Private Placements Department           163 Kenwood Avenue
3075 Sanders Road, G3A                  Oneida, New York 13421
Northbrook, IL 60062-7127


Allstate Insurance Company
Private Placements Department
3075 Sanders Road, G3A
Northbrook, IL 60062-7127

Pacific Mutual Life Insurance Company
700 Newport Center Drive
Newport Beach, CA 92660

                            EXHIBIT D

                 SUBSIDIARY GUARANTEE AGREEMENT


To: Allstate Life Insurance Company ("Allstate") ("Noteholder")
    3075 Sanders Road
    Northbrook, IL 60062-7127

    Allstate Insurance Company ("Allstate Insurance") ("Noteholder") 3075 Sanders Road
    Northbrook, IL 60062-7127

    Pacific Mutual Life Insurance Company ("Pacific Mutual") ("Noteholder") 700 Newport Center
    Newport Beach, CA 92660


                                                 November 26, 1996


DEFINITIONS

    In this Agreement, the words we, our, us, ours and Guarantor shall mean the corporation executing and delivering this Agreement. The words you, your and yours mean each of the Noteholders to whom this Agreement is addressed, and each transferee or assignee of any Noteholder. All capitalized terms not defined herein shall have the meanings given to those terms in such Note Agreement.

GUARANTEE

    For value received and in order to induce you to purchase senior notes of THC Systems, Inc., a New York corporation ("Borrower"), Guarantor hereby absolutely and unconditionally, jointly with any other party and severally, guarantees unto each of you, your successors and assigns, the payment whenever due, by acceleration or otherwise, of any and all debts, liabilities and obligations of Borrower to you under a Note Agreement dated as of November 15, 1996 among Borrower, Oneida Ltd., Allstate Life Insurance Company, Allstate Insurance Company and Pacific Mutual Life Insurance Company (the "Note Agreement"), without deduction by reason of setoff, defense or counterclaim, without regard to the enforcement of any other guarantee or any other obligations or security, and whether or not such debts, liabilities or obligations are now existing or hereafter incurred, including any extensions and renewals thereof or a part thereof, together with interest, premium, fees, charges, expenses and costs of enforcement or collection (including reasonable attorney's fees of both outside counsel and the allocated costs of in-house counsel) (the "Liabilities"); provided, however, that the liability of Guarantor under this Agreement shall not exceed the Subsidiary Guarantee Amount as defined below, together with expenses and the costs of enforcement (including reasonable attorney's fees). You may make loans to, purchase debt of or extend credit to Borrower in excess of this limit without affecting the liability of Guarantor hereunder, but the liability of Guarantor shall not exceed this limitation.

    The following terms as used herein shall be defined as follows:

  Subsidiary Guarantee Amount - The maximum liability of Guarantor, as required by the Banks pursuant to the Bank Agreement.

  Bank Agreement - That Credit Agreement dated as of January 19, 1996, among Oneida Ltd. The Chase Manhattan Bank, N.A., as Agent and the banks signatory to such Agreement, as such Agreement may be from time to time amended. The term "Bank Agreement" shall also include replacement or additional credit agreements entered into by the Guarantor or any subsidiary with banks or other institutional lender

  Banks - The bank lenders to the Guarantor pursuant to the Bank Agreement.

  Subsidiary Guarantors - Each of Buffalo China, Inc. and Camden Wire Co., Inc. and each Restricted Subsidiary created or acquired after January 19, 1996, which becomes a "Guarantor" as such term is defined in the Bank Agreement.

    All payments required to be made by Guarantor under this Agreement shall be made to the Noteholders or their transferees or assignees at the addresses set forth in the Note Agreement.


YOUR RIGHTS

    You may at any time without notice or demand of any kind, the receipt of which is expressly waived, without regard to any demands or requests by Guarantor and without thereby impairing Guarantor's obligations hereunder, releasing Guarantor hereunder or incurring any liability to
Guarantor:

    1. Change the rate of interest, the time for repayment, the amount outstanding or any other provisions with respect to any of the Liabilities, grant any extension, compromise, settlement, release or discharge (in whole or in part) to Borrower or any other party liable with Borrower, and sell, exchange, release, impair or compromise, or fail to perfect or omit to collect or enforce, any collateral security or other guarantee held by you, or exchange, substitute, deal with or take any additional collateral security;

    2. Realize on and apply any sums of money or other collateral held by you, whether or not deposited by Guarantor, to such obligation or obligations as you may elect, whether guaranteed hereby or not, without regard to any rights of Guarantor, or any of them, in respect to the application thereof;

    3. Waive, release, delay in the exercise of, or refrain from exercising, any of your rights (and the single or partial exercise of any such right or rights shall not preclude any other or further exercise thereof);

    4. Fail to give notice to Guarantor of an event of default in the terms and conditions of the Liabilities; or

    5. Take any other action, or engage in a course of conduct, which might constitute a legal or equitable discharge or defense of a surety or guarantor or which might otherwise limit recourse against Guarantor.


RIGHT TO SET OFF

    All sums to the credit of the Guarantor and any property of the Guarantor in your possession at any time shall be deemed held by you as security for the Liabilities and Guarantor hereby gives you the right, without notice to Guarantor, to set off such sums against any obligation of Guarantor hereunder.

    Your books and records showing the account and amounts outstanding between you and the Borrower shall he admissible in evidence in any action or proceeding, and shall constitute prima facie proof thereof. You may take or refrain from taking any of the actions authorized under this Guarantee without notice of any kind to Guarantor.


NATURE OF GUARANTEE

    Guarantor hereby waives any and all defenses based on the Liabilities and any right to assert any defenses that Borrower may have in connection with the Liabilities. No invalidity, irregularity or unenforceability of all or any part of the Liabilities or of the interest and penalties thereon, expenses of collection thereof, or of any collateral security therefor, shall affect, impair or be a defense to this Guarantee, and this Guarantee shall be enforceable as to all of the Liabilities, despite any petition in bankruptcy brought by or against the Borrower or despite adjustment of all or any part of the Liabilities in insolvency proceedings or pursuant to some other compromise with creditors.

    Guarantor's liability hereunder is in addition to and independent of any other liabilities which Guarantor has incurred or assumed, or may hereafter incur or assume, by way of endorsement, separate guarantee agreement, or in any other manner, with respect to all or any part of the Liabilities guaranteed hereby. This Guarantee does not supersede nor limit any such other liabilities of Guarantor and your rights and remedies under and pursuant to this Guarantee and any such other liabilities are cumulative and may be exercised singly or concurrently.

    Guarantor waives notice of protest and any right to notice of any action you take with respect to the Liabilities. This Guarantee is a guarantee of payment and not of collection. As a condition of payment or performance by Guarantor, you are not required to enforce any remedies against the Borrower or any other party liable to you on account of the Liabilities; nor are you required to seek to enforce or resort to any remedies with respect to any security interest, lien or encumbrance granted to you by the Borrower or any other party. This Agreement remains fully enforceable irrespective of any defenses Borrower may assert on the Liabilities, including, but not limited to, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction, and usury.

    Guarantor hereby waives and renounces any and all rights that it has or may have for subrogation, indemnity, reimbursement or contribution against the Borrower for amounts paid by the Guarantor pursuant to this Guarantee.
This waiver is expressly intended to prevent the existence of any claim in respect to such reimbursement by the Guarantor against the estate of the Borrower within the meaning of Section 101 of the Bankruptcy Code, and to prevent the Guarantor from constituting a creditor of the Borrower in respect of such reimbursement under Section 547(b) of the Bankruptcy Code in the event of a subsequent case involving the Borrower. Notwithstanding the foregoing, if it is clearly established, by an amendment to the Bankruptcy Code or by a final, non-appealable court decision binding on the Bankruptcy Court for the Northern District of New York, that a right of subrogation, indemnity, reimbursement or contribution in favor of Guarantor against the Borrower for amounts paid by Guarantor pursuant to this Guarantee would not render Guarantor a creditor of Borrower under the Bankruptcy Code, the foregoing waiver in this paragraph shall become ineffective.


REPAYMENT OR RECOVERY OF CLAIMS

    If claim is ever made upon you for repayment or recovery of any amount or amounts received by you in payment or on account of any of the Liabilities, and you repay all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body, or (b) any settlement or compromise of any such claim effected by you with any such claimant (including Borrower), then and in such event Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Guarantor, notwithstanding any termination hereof or the cancellation of any such Liabilities, and Guarantor shall be and remain liable to you hereunder for the amounts so repaid or recovered to the same extent as if such amount had never originally been received by you.


ORGANIZATION AND AUTHORITY OF GUARANTOR

    Guarantor does hereby represent and warrant that:

    1. Guarantor is a corporation duly organized, validity existing and in good standing under the laws of its jurisdiction of incorporation;

    2. Guarantor has all requisite corporate power and authority and all necessary licenses and permits to own and operate its assets and to carry on its business as now conducted and as presently proposed to be conducted;

    3. Guarantor is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary (including, without limitation, New York);

    4. Guarantor has the lawful authority to enter into this Agreement and by proper corporate action, where applicable, has been duly authorized to execute, deliver and perform this Agreement;

    5. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the provisions of this Agreement will conflict with or result in a breach of or violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-Laws of Guarantor, or any of the terms, conditions or provisions of any corporate restriction or any agreement or instrument to which Guarantor is a party or by which it or any of its assets are bound, or will constitute a default under any of the foregoing, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the assets of Guarantor under the terms of any such instrument or agreement;

    6. There are no actions, suits or proceedings pending, or, to the knowledge of Guarantor, threatened against or affecting Guarantor or any of its property or rights in any court or by or before any governmental authority or arbitration board, tribunal or governmental instrumentality or agency which involve the possibility of materially and adversely affecting the condition (financial or otherwise) of Guarantor, or the ability of Guarantor to execute, deliver or perform this Agreement; Guarantor is not in default with respect to any applicable order of any court, governmental authority or arbitration board or tribunal;

    7. Guarantor has heretofore furnished all requested financial statements or information requested by the Noteholders in connection with this transaction; said statements and information are correct and complete, and present fairly the financial condition of Guarantor on the dates thereof and the results of its operations for the periods then ended, and show all known liabilities, direct or contingent, of Guarantor as of the date thereof, and each financial statement referred to herein was prepared in accordance with generally accepted accounting principles, consistently applied;

    8. There has been no material adverse change in the business, assets, condition (financial or otherwise) of Guarantor since the date of the above described financial statements; and

    9. Guarantor and Borrower are engaged in business as an integrated group the operation of which requires financing on a consolidated basis. The Guarantor (a) is not and has not been rendered by the incurrence of its obligations hereunder unable to pay its indebtedness and obligations (including the Liabilities hereunder) as and when they mature, and (b) has assets with a book value which exceeds the total amount of its liabilities on existing obligations (including the Liabilities hereunder). To the best of Guarantor's knowledge, there is nothing which would indicate that the book value of its assets does not approximate the fair market value of such assets.


MISCELLANEOUS

    1. Guarantor agrees that any action involving this Guarantee may be brought by you in any Federal or New York State Court in Onondaga County in the State of New York, and in any such action Guarantor consents that service of process upon Guarantor shall be effective if mailed to Guarantor by registered or certified mail, return receipt requested, at 658 Bailey Avenue, Buffalo, New York 14204 or if service is otherwise made at that address. The Guarantor hereby voluntarily and irrevocably waives any right to a trial by jury in any action, suit or proceeding instituted by or against the Guarantor arising out of or in connection with this Agreement.

    2. This instrument shall be binding upon Guarantor's successors and assigns and shall inure to your benefit. Your rights and benefits hereunder shall, if you so direct, inure to any party acquiring any interest in the Liabilities or any part thereof.

    3. This instrument contains the entire agreement between you and Guarantor and cannot be changed orally. Guarantor expressly disclaims any reliance on any oral representation made by you. No failure by you to exercise any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise by you of any right hereunder preclude any other or further exercise thereof, and no waiver by you of any right hereunder shall operate as a waiver of any other right.

    4. This Agreement and the transactions evidenced thereby shall be construed under the laws of the State of New York.

    5. If any provision of this Agreement is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective.

    IN WITNESS WHEREOF, Guarantor has signed this instrument on the date first hereinabove written.


                                        BUFFALO CHINA, INC.

                                        By: /s/ William D. Matthews
                                        Title: Chairman of the Board



STATE OF NEW YORK ) ss:
COUNTY OF MADISON)

    On this day of November 19, 1996, before me personally appeared William
D. Matthews to me personally known, did depose and say that he/she is the Chairman of Buffalo China, the corporation described in and which executed the foregoing instrument, and that he/she executed the same by order of the Board of Directors of said corporation

                                        /s/ Donna G. McCorduck
                                            Notary Public

                            EXHIBIT D

                 SUBSIDIARY GUARANTEE AGREEMENT


To: Allstate Life Insurance Company ("Allstate") ("Noteholder")
    3075 Sanders Road
    Northbrook, IL 60062-7127

    Allstate Insurance Company ("Allstate Insurance") ("Noteholder") 3075 Sanders Road
    Northbrook, IL 60062-7127

    Pacific Mutual Life Insurance Company ("Pacific Mutual") ("Noteholder") 700 Newport Center
    Newport Beach, CA 92660


                                                 November 26, 1996


DEFINITIONS

    In this Agreement, the words we, our, us, ours and Guarantor shall mean the corporation executing and delivering this Agreement. The words you, your and yours mean each of the Noteholders to whom this Agreement is addressed, and each transferee or assignee of any Noteholder. All capitalized terms not defined herein shall have the meanings given to those terms in such Note Agreement.


GUARANTEE

    For value received and in order to induce you to purchase senior notes of THC Systems, Inc., a New York corporation ("Borrower"), Guarantor hereby absolutely and unconditionally, jointly with any other party and severally, guarantees unto each of you, your successors and assigns, the payment whenever due, by acceleration or otherwise, of any and all debts, liabilities and obligations of Borrower to you under a Note Agreement dated as of November 15, 1996 among Borrower, Oneida Ltd., Allstate Life Insurance Company, Allstate Insurance Company and Pacific Mutual Life Insurance Company (the "Note Agreement"), without deduction by reason of setoff, defense or counterclaim, without regard to the enforcement of any other guarantee or any other obligations or security, and whether or not such debts, liabilities or obligations are now existing or hereafter incurred, including any extensions and renewals thereof or a part thereof, together with interest, premium, fees, charges, expenses and costs of enforcement or collection (including reasonable attorney's fees of both outside counsel and the allocated costs of in-house counsel) (the "Liabilities"); provided, however, that the liability of Guarantor under this Agreement shall not exceed the Subsidiary Guarantee Amount as defined below, together with expenses and the costs of enforcement (including reasonable attorney's fees). You may make loans to, purchase debt of or extend credit to Borrower in excess of this limit without affecting the liability of Guarantor hereunder, but the liability of Guarantor shall not exceed this limitation.

    The following terms as used herein shall be defined as follows:

  Subsidiary Guarantee Amount - The maximum liability of Guarantor, as required by the Banks pursuant to the Bank Agreement.

  Bank Agreement - That Credit Agreement dated as of January 19, 1996, among Oneida Ltd. The Chase Manhattan Bank, N.A., as Agent and the banks signatory to such Agreement, as such Agreement may be from time to time amended. The term "Bank Agreement" shall also include replacement or additional credit agreements entered into by the Guarantor or any subsidiary with banks or other institutional lenders.

  Banks - The bank lenders to the Guarantor pursuant to the Bank Agreement.

  Subsidiary Guarantors - Each of Buffalo China, Inc. and Camden Wire Co., Inc. and each Restricted Subsidiary created or acquired after January 19, 1996, which becomes a "Guarantor" as such term is defined in the Bank Agreement.

    All payments required to be made by Guarantor under this Agreement shall be made to the Noteholders or their transferees or assignees at the addresses set forth in the Note Agreement.


YOUR RIGHTS

    You may at any time without notice or demand of any kind, the receipt of which is expressly waived, without regard to any demands or requests by Guarantor and without thereby impairing Guarantor's obligations hereunder, releasing Guarantor hereunder or incurring any liability to
Guarantor:

    1. Change the rate of interest, the time for repayment, the amount outstanding or any other provisions with respect to any of the Liabilities, grant any extension, compromise, settlement, release or discharge (in whole or in part) to Borrower or any other party liable with Borrower, and sell, exchange, release, impair or compromise, or fail to perfect or omit to collect or enforce, any collateral security or other guarantee held by you, or exchange, substitute, deal with or take any additional collateral security;

    2. Realize on and apply any sums of money or other collateral held by you, whether or not deposited by Guarantor, to such obligation or obligations as you may elect, whether guaranteed hereby or not, without regard to any rights of Guarantor, or any of them, in respect to the application thereof;

    3. Waive, release, delay in the exercise of, or refrain from exercising, any of your rights (and the single or partial exercise of any such right or rights shall not preclude any other or further exercise thereof);

    4. Fail to give notice to Guarantor of an event of default in the terms and conditions of the Liabilities; or

    5. Take any other action, or engage in a course of conduct, which might constitute a legal or equitable discharge or defense of a surety or guarantor or which might otherwise limit recourse against Guarantor.


RIGHT TO SET OFF

    All sums to the credit of the Guarantor and any property of the Guarantor in your possession at any time shall be deemed held by you as security for the Liabilities and Guarantor hereby gives you the right, without notice to Guarantor, to set off such sums against any obligation of Guarantor hereunder.

    Your books and records showing the account and amounts outstanding between you and the Borrower shall he admissible in evidence in any action or proceeding, and shall constitute prima facie proof thereof You may take or refrain from taking any of the actions authorized under this Guarantee without notice of any kind to Guarantor.


NATURE OF GUARANTEE

    Guarantor hereby waives any and all defenses based on the Liabilities and any right to assert any defenses that Borrower may have in connection with the Liabilities. No invalidity, irregularity or unenforceability of all or any part of the Liabilities or of the interest and penalties thereon, expenses of collection thereof, or of any collateral security therefor, shall affect, impair or be a defense to this Guarantee, and this Guarantee shall be enforceable as to all of the Liabilities, despite any petition in bankruptcy brought by or against the Borrower or despite adjustment of all or any part of the Liabilities in insolvency proceedings or pursuant to some other compromise with creditors.

    Guarantor's liability hereunder is in addition to and independent of any other liabilities which Guarantor has incurred or assumed, or may hereafter incur or assume, by way of endorsement, separate guarantee agreement, or in any other manner, with respect to all or any part of the Liabilities guaranteed hereby. This Guarantee does not supersede nor limit any such other liabilities of Guarantor and your rights and remedies under and pursuant to this Guarantee and any such other liabilities are cumulative and may be exercised singly or concurrently.

    Guarantor waives notice of protest and any right to notice of any action you take with respect to the Liabilities. This Guarantee is a guarantee of payment and not of collection. As a condition of payment or performance by Guarantor, you are not required to enforce any remedies against the Borrower or any other party liable to you on account of the Liabilities; nor are you required to seek to enforce or resort to any remedies with respect to any security interest, lien or encumbrance granted to you by the Borrower or any other party. This Agreement remains fully enforceable irrespective of any defenses Borrower may assert on the Liabilities, including, but not limited to, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury.

    Guarantor hereby waives and renounces any and all rights that it has or may have for subrogation, indemnity, reimbursement or contribution against the Borrower for amounts paid by the Guarantor pursuant to this Guarantee.
This waiver is expressly intended to prevent the existence of any claim in respect to such reimbursement by the Guarantor against the estate of the Borrower within the meaning of Section 101 of the Bankruptcy Code, and to prevent the Guarantor from constituting a creditor of the Borrower in respect of such reimbursement under Section 547(b) of the Bankruptcy Code in the event of a subsequent case involving the Borrower. Notwithstanding the foregoing, if it is clearly established, by an amendment to the Bankruptcy Code or by a final, non-appealable court decision binding on the Bankruptcy Court for the Northern District of New York, that a right of subrogation, indemnity, reimbursement or contribution in favor of Guarantor against the Borrower for amounts paid by Guarantor pursuant to this Guarantee would not render Guarantor a creditor of Borrower under the Bankruptcy Code, the foregoing waiver in this paragraph shall become ineffective.


REPAYMENT OR RECOVERY OF CLAIMS

    If claim is ever made upon you for repayment or recovery of any amount or amounts received by you in payment or on account of any of the Liabilities, and you repay all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body, or (b) any settlement or compromise of any such claim effected by you with any such claimant (including Borrower), then and in such event Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Guarantor, notwithstanding any termination hereof or the cancellation of any such Liabilities, and Guarantor shall be and remain liable to you hereunder for the amounts so repaid or recovered to the same extent as if such amount had never originally been received by you.


ORGANIZATION AND AUTHORITY OF GUARANTOR

    Guarantor does hereby represent and warrant that:

    1. Guarantor is a corporation duly organized, validity existing and in good standing under the laws of its jurisdiction of incorporation;

    2. Guarantor has all requisite corporate power and authority and all necessary licenses and permits to own and operate its assets and to carry on its business as now conducted and as presently proposed to be conducted;

    3. Guarantor is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary (including, without limitation, New York);

    4. Guarantor has the lawful authority to enter into this Agreement and by proper corporate action, where applicable, has been duly authorized to execute, deliver and perform this Agreement;

    5. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the provisions of this Agreement will conflict with or result in a breach of or violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-Laws of Guarantor, or any of the terms, conditions or provisions of any corporate restriction or any agreement or instrument to which Guarantor is a party or by which it or any of its assets are bound, or will constitute a default under any of the foregoing, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the assets of Guarantor under the terms of any such instrument or agreement;

    6. There are no actions, suits or proceedings pending, or, to the knowledge of Guarantor, threatened against or affecting Guarantor or any of its property or rights in any court or by or before any governmental authority or arbitration board, tribunal or governmental instrumentality or agency which involve the possibility of materially and adversely affecting the condition (financial or otherwise) of Guarantor, or the ability of Guarantor to execute, deliver or perform this Agreement; Guarantor is not in default with respect to any applicable order of any court, governmental authority or arbitration board or tribunal;

    7. Guarantor has heretofore furnished all requested financial statements or information requested by the Noteholders in connection with this transaction; said statements and information are correct and complete, and present fairly the financial condition of Guarantor on the dates thereof and the results of its operations for the periods then ended, and show all known liabilities, direct or contingent, of Guarantor as of the date thereof, and each financial statement referred to herein was prepared in accordance with generally accepted accounting principles, consistently applied;

    8. There has been no material adverse change in the business, assets, condition (financial or otherwise) of Guarantor since the date of the above described financial statements; and

    9. Guarantor and Borrower are engaged in business as an integrated group the operation of which requires financing on a consolidated basis. The Guarantor (a) is not and has not been rendered by the incurrence of its obligations hereunder unable to pay its indebtedness and obligations
(including the Liabilities hereunder) as and when they mature, and (b) has assets with a book value which exceeds the total amount of its liabilities on existing obligations (including the Liabilities hereunder). To the best of Guarantor's knowledge, there is nothing which would indicate that the book value of its assets does not approximate the fair market value of such assets.


MISCELLANEOUS

    1. Guarantor agrees that any action involving this Guarantee may be brought by you in any Federal or New York State Court in Onondaga County in the State of New York, and in any such action Guarantor consents that service of process upon Guarantor shall be effective if mailed to Guarantor by registered or certified mail, return receipt requested, at 658 Bailey Avenue, Buffalo, New York 14204 or if service is otherwise made at that address. The Guarantor hereby voluntarily and irrevocably waives any right to a trial by jury in any action, suit or proceeding instituted by or against the Guarantor arising out of or in connection with this Agreement.

    2. This instrument shall be binding upon Guarantor's successors and assigns and shall inure to your benefit. Your rights and benefits hereunder shall, if you so direct, inure to any party acquiring any interest in the Liabilities or any part thereof.

    3. This instrument contains the entire agreement between you and Guarantor and cannot be changed orally. Guarantor expressly disclaims any reliance on any oral representation made by you. No failure by you to exercise any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise by you of any right hereunder preclude any other or further exercise thereof, and no waiver by you of any right hereunder shall operate as a waiver of any other right.

    4. This Agreement and the transactions evidenced thereby shall be construed under the laws of the State of New York.

    5. If any provision of this Agreement is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective.

    IN WITNESS WHEREOF, Guarantor has signed this instrument on the date first hereinabove written.


                                        CAMDEN WIRE CO., INC.

                                        By: /s/ George L. Miller III
                                        Title:  Vice President


STATE OF NEW YORK ) ss:
COUNTY OF MADISON)

    On this day of November 26, 1996, before me personally appeared George L. Miller to me personally known, did depose and say that he/she is the Vice President of Camden Wire, the corporation described in and which executed the foregoing instrument, and that he/she executed the same by order of the Board of Directors of said corporation.


                                        /s/ Catherine H. Suttmeier
                                            Notary Public

                            EXHIBIT E

                     SUBORDINATION AGREEMENT


    This Subordination Agreement (the "Agreement"), dated as of November 26, 1996, is among ONEIDA LTD., a New York corporation ("Parent"), BUFFALO CHINA, INC. ("Buffalo"), THC SYSTEMS, NC. ("THC"), and CAMDEN WIRE CO., INC. ("Camden"), each a New York corporation and the holders of the Notes referred to below (collectively referred to herein as the "Noteholders").

                            RECITALS

    A. Allstate Life Insurance Company, Allstate Insurance Company, and Pacific Mutual Life Insurance Company (collectively, the "1996 Noteholders") and the Parent and THC are parties to a Note Agreement dated as of November 15, 1996 (the "1996 Note Agreement") pursuant to which the 1996 Noteholders purchased Senior Notes issued by THC and guaranteed by the Parent in the aggregate principal amount of $35,000,000 (the "1996 Notes") in accordance with the terms of the 1996 Note Agreement.

    B. Allstate Life Insurance Company and Pacific Mutual Life Insurance Company (collectively, the "1992 Noteholders"), and the Parent are parties to a Note Agreement dated as January 1, 1992 (the "1992 Note Agreement") pursuant to which the 1992 Noteholders purchased Senior Notes issued by the Parent in the aggregate principal amount of $30,000,000 (the "1992 Notes") in accordance with the terms of the 1992 Note Agreement. (The 1992 Note Agreement and the 1996 Note Agreement, as such agreements may be from time to time amended, modified or supplemented, are hereinafter collectively referred to as the "Note Agreements" and the 1992 Notes and the 1996 Notes are hereinafter collectively referred to as the "Notes").

    C. Buffalo, Camden and THC are Restricted Subsidiaries (as such term is defined in the Note Agreements). Each of Buffalo, Camden and THC has executed and delivered to the 1992 Noteholders a Subsidiary Guarantee Agreement dated as of November 1, 1996 (the "1992 Guarantee Agreement") guaranteeing repayment of the 1992 Notes and other obligations owed pursuant to the 1992 Note Agreement.

    D. Buffalo and Camden have executed and delivered to the 1996 Noteholders a Subsidiary Guarantee Agreement dated as of November 26, 1996 (the "1996 Guarantee Agreement") guaranteeing repayment of the 1996 Notes and other obligations owed pursuant to the 1996 Note Agreement.

    E. Parent from time to time extends credit to the Guarantors in the form of notes, advances, accounts receivable, administrative services and expenses, and other inter-company accommodations made by the Parent to the Guarantors.

    F. The 1996 Noteholders, as a condition to entering into the 1996 Note Agreement and purchasing Notes thereunder, and the 1992 Noteholders, as a condition to granting a Waiver dated as of November 1, 1996 with respect to certain covenants in the 1992 Note Agreement, have required the Parent and the Guarantors to execute and deliver this Agreement.

    NOW, THEREFORE, in order to induce the Noteholders, and the 1992 Noteholders, as a condition to granting a Waiver dated as of November l, 1996 with respect to certain covenants in the 1992 Note Agreement, to purchase the 1996 Notes and in consideration thereof, the Parent and the Guarantors agree as follows:

    l. Definitions. As used herein, the following terms shall have the following meanings:

         1.1 "Event of Default" shall mean an Event of Default as defined in the Note Agreements (after giving effect to any applicable cure period) which is not waived in writing by the Noteholders.

         1.2 "Loan Documents" shall mean all credit accommodations, notes, note agreements, and any other agreements and documents, now or hereafter existing, creating, evidencing, guarantying, securing or relating to any or all of the Senior Liabilities, together with all amendments, modifications, renewals, or extensions thereof.

         1.3 "Obligation" shall mean, (a) in the case of the 1992 Notes, the Parent and (b) the in the case of the 1996 Notes, THC, and (c) with respect to the 1992 Notes and the 1996 Notes, each and every maker, endorser, guarantor, or surety of or for any or all of the Senior Liabilities.

         1.4 "Senior Liabilities" shall mean all liabilities of the Guarantors to the Noteholders under the Guarantee Agreements, including, without limitation, the principal amount of all Notes guaranteed thereby and all interest payable in respect thereof, together with all fees, late charges, premiums, costs and expenses payable under the Guarantee Agreements.

         1.5 "Subordinated Liabilities" shall mean all liabilities of each of the Guarantors to the Parent for notes, advances, accounts receivable, administrative services and expenses, and all other inter-company accommodations, including, without limitation, all amounts in the inter-company account maintained by Parent on behalf of each of the Guarantors.

         1.6 "Subordinated Loan Documents" shall mean all credit accommodations, notes, loan agreements and any other agreements and documents, now or hereafter existing, creating, evidencing, guarantying, securing or relating to any or all of the Subordinated Liabilities, together with all amendments, modifications, renewals or extensions thereof.

    2.   Subordination.

         2.1  Subordination  to  Senior Liabilities.  Except as set forth in
Section 2.2 of this Agreement or as the Noteholders may hereinafter otherwise
expressly  consent  in  writing,  the  payment   of all Subordinated Liabilities
shall be postponed and subordinated to the payment in full of all Senior Liabilities, and no payments or other distributions whatsoever, including, without limitation, payments of interest in respect of any Senior Liabilities, shall be made, nor shall any property or assets of the Guarantor be applied to the purchase or other acquisition or retirement of any Subordinated Liabilities, nor given as collateral security to secure repayment of same.

         2.2 Permitted Payments. Notwithstanding anything in Section 2.1 to the contrary, until such time as an Event of Default occurs, Guarantors may make, and the Parent may receive, payments of principal and interest on account of Subordinated Liabilities in a manner consistent with past practice. Upon the occurrence of an Event of Default, all payments on account of Subordinated Liabilities shall automatically cease, and Guarantors shall not make, and the Parent shall not receive, any such payments unless the Noteholders shall expressly consent thereto in writing.

         2.3 Rights of Noteholders to Collect Subordinated Liabilities. In the event of, and commencing with the date thereof, any dissolution, winding up, liquidation, reorganization or other similar proceedings relating to any of the Guarantors or to their creditors or their property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of any of the Guarantors, or any sale of all or substantially all of the assets of any of the Guarantors), the Senior Liabilities shall first be paid in full before the Parent shall be entitled to receive and/or to retain any payment or distribution in respect of the Subordinated Liabilities, and in order to implement the foregoing: (i) all payments and distributions of any kind or character in respect of the Subordinated Liabilities to which the Parent would be entitled but for the provisions of this Agreement will be made directly to the Noteholders; and
(ii) the Parent shall promptly file a claim or claims, in the form required in such proceedings, for the full outstanding amount of the Subordinated Liabilities, and shall cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Noteholders.

         2.4 Protection of Noteholders' Rights in Subordinated Liabilities. In the event that, after the occurrence of an Event of Default, the Parent receives any payment or other distribution of any kind or character from any Guarantor or any other source whatsoever in respect of any of the Subordinated Liabilities, other than as expressly permitted by the terms of this Agreement, such payment or other distribution shall be received in trust for the Noteholders and promptly turned over by the Parent to the Noteholders. The Parent will cause to be clearly inserted in any promissory note or other instrument which at any time evidences any of the Subordinated Liabilities a statement to the effect that the payment thereof is subordinated in accordance with the terms of this Agreement. The Parent will execute such further documents and instruments and take such further action as the Noteholders may from time to time reasonably request to carry out the intent of this Agreement. The Parent hereby irrevocably appoints the Noteholders its attorney in fact, such appointment being coupled with an interest, to execute such further documents and instruments and take such further action on behalf of the Parent as the Noteholders may from time to time deem reasonable to carry out the intent of this Agreement, including, without limitation, the actions set forth in Section
2.3 hereof.

         2.5 Treatment of Payment of Subordinated Liabilities. All payments and distributions received by the Noteholders in respect of the Subordinated Liabilities, to the extent received in or converted into cash, may be applied by the Noteholders first to the payment of any and all expenses (including attorneys' fees and disbursements and the allocated fees, expenses and cost of in-house counsel) paid or incurred by the Noteholders or the Noteholders in enforcing this Agreement or in endeavoring to collect or realize upon any of the Subordinated Liabilities, and any balance thereof shall be applied by the Noteholders toward the payment of the Senior Liabilities remaining unpaid by allocating the balance among the Noteholders rata in accordance with the respective unpaid principal amounts of the Notes then outstanding under the Note Agreements.

         2.6 Prohibition On Changes in Subordinated Liabilities. The Parent will not, without the prior written consent of the Noteholders: (i) cancel, waive, or forgive any Subordinated Liabilities or any rights in respect thereof; or (ii) convert any Subordinated Liabilities into stock in the Guarantors.

         2.7 Continuing Agreement. This Agreement shall in all respects be a continuing agreement and shall remain in full force and effect until all Senior Liabilities have been paid in full.

         2.8 Permitted Changes in Senior Liabilities. The Noteholders may, from time to time, take any or all of the following actions without affecting the subordination set forth in this Agreement: (i) retain or obtain a security interest in any property to secure any of the Senior Liabilities; (ii) retain or obtain the primary or secondary obligation of any other Obligor or Obligors with respect to any of the Senior Liabilities; (iii) extend, renew, alter or exchange any of the Senior Liabilities; (iv) release or compromise any obligation of any nature of any Obligor with respect to any of the Senior Liabilities; and (v) release any security interest or lien in, allow a security interest or lien to be unperfected, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Senior Liabilities, or extend, renew or release, compromise, alter or exchange any obligations of any nature of any Obligor with respect to any such property.

    3. Representations and Warranties. Each of the Parent and the Guarantors hereby represents and warrants that: (i) it has the necessary power and capacity to make and perform this Agreement and such making and performance have been duly authorized by all necessary corporate action; (ii) the making and performance of this Agreement does not and will not violate any provision of law or regulation or result in the breach of, or constitute a default or require any consent under, any indenture or other agreement or instrument to which it is a party or by which any of its properties may be bound; and (iii) this Agreement is the legal, valid and binding obligation of each of the Parent and Guarantors, enforceable in accordance with its terms.

    4. Additional Subordinated Liabilities. If, under the terms of the 1992 Note Agreement or the 1996 Note Agreement, any other Restricted Subsidiary of Parent (as that term is defined in the 1992 Note Agreement and the 1996 Note Agreement) becomes obligated to deliver to the Noteholders a written guarantee of amounts due under the Note Agreements, the Parent agrees to subordinate all liabilities of such Restricted Subsidiary to the Parent for notes, advances, accounts receivable, administrative services and expenses and other inter-company accommodations to the prior payment of the such Restricted Subsidiary's liability under the written guarantee. Parent agrees to execute, and to cause such Restricted Subsidiary to execute, a subordination agreement in form and substance similar to this Agreement.

    5.   Miscellaneous.

         5.1 Remedies Cumulative; No Waiver. The rights, powers and remedies of the Noteholders provided in this Agreement and in the Note Agreements are cumulative and not exclusive of any right, power or remedy provided by law or equity. No failure or delay on the part of the Noteholders in the exercise of any right, power or remedy shall operate as a waive thereof, nor shall any single or partial exercise preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

         5.2 Notices. Notices and communications under this Agreement shall be in writing and shall be given as provided in Section 11.2 of the Note Agreements.

         5.3 Governing Law. This Agreement shall be construed in accordance with and governed by the substantive laws of the State of Illinois without reference to conflict of laws principles.

         5.4 Integration; Amendment. This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof, shall be effective unless set forth in writing and signed by the parties hereto.

         5.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and permitted assigns; provided, however, that the Guarantors and the Parent may not assign their rights or obligations hereunder or any interest herein without the prior written consent of the Noteholders, and any such assignment or attempted assignment shall be void and of no effect with respect to the Noteholders. The Noteholders may from time to time sell or assign, in whole or in part, or grant participation in the Notes, the Senior Liabilities, this Agreement and/or the obligations evidenced thereby.

         5.6 Severability. The illegality, unenforceability or inconsistency of any provision of this Agreement shall not affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement.

         5.7 Judicial Proceeding; Waivers. The parties acknowledge and agree that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by the Noteholders and the Parent or any successor or assign of the Noteholders and the Parent, on or with respect to this Agreement or the dealings of the parties with respect hereto or thereto, shall be tried only by a court and not by a jury.

         5.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the date set forth above.


ONEIDA LTD.

By: /s/ Edward W. Thoma
        Edward W. Thoma, Senior Vice President


BUFFALO CHINA, INC.

By: /s/ William D. Matthews


CAMDEN WIRE CO., INC.

By: /s/ George L. Miller III
        Vice President


THC SYSTEMS, INC.

By: /s/ Glenn B. Kelsey
        Vice President - Finance


ALLSTATE LIFE INSURANCE COMPANY

By: /s/

By: /s/ Steven M. Laude
        Authorized Signatories


ALLSTATE INSURANCE COMPANY

By: /s/

By: /s/ Steven M. Laude
        Authorized Signatories


PACIFIC MUTUAL LIFE INSURANCE COMPANY

By: /s/ Diane W. Daleo

By: /s/ Peter S. Fiek

                            EXHIBIT F

                        SHARING AGREEMENT


    SHARING  AGREEMENT  dated  as of November 26,  1996  among  The
Chase Manhattan Bank, as Agent (the "Agent"), The Chase Manhattan Bank, Marine Midland Bank and NationsBank, N.A. (each bank is referred to herein as a "Lender" and the banks, together with the Agent, are collectively referred to herein as "Lenders") and Allstate Life Insurance Company, Allstate Insurance Company and Pacific Mutual Life Insurance Company (each institution is referred to herein either as a "1992 Noteholder" (as defined in Recital A below) or a "1996 Noteholder" (as defined in Recital A below)) and the 1992 Noteholders and the 1996 Noteholders and the Lenders are individually referred to herein as a "Creditor" and are collectively referred to herein as the "Creditors").

                            RECITALS:

    A.   Under and pursuant to a Note Agreement dated as of November
15, 1996 (as such agreement may be modified, amended, renewed or replaced, the "1996 Note Agreement"), between THC Systems, Inc., a New York corporation, Oneida Ltd., a New York corporation (the "Parent"), and Allstate Life Insurance Company, Allstate Insurance Company and Pacific Mutual Life Insurance Company (the "1996 Noteholders"), THC Systems, Inc. has issued and sold to the 1996 Noteholders $35,000,000 aggregate principal amount of its 7.49% Senior Notes due November 1, 2008 (the "1996 Notes"). Under and pursuant to a Note Agreement dated as of January 1, 1992 (as such agreement may be modified, amended, renewed or replaced, the "1992 Note Agreement") between the Parent, Allstate Life Insurance Company and Pacific Mutual Life Insurance Company (the "1992 Noteholders"), the Parent has issued and sold to the 1992 Noteholders $30,000,000 principal amount of its 8.52% Senior Notes due January 15, 2002 (the "1992 Notes") (the 1992 Note Agreement and the 1996 Note Agreement being collectively referred to as the "Note Agreements" and the 1992 Notes and the 1996 Notes being hereinafter collectively referred to as the "Notes").

    B. Under and pursuant to that certain Credit Agreement dated as of January 19, 1996 (as such agreement may be modified, amended, renewed or replaced, including any increase in the amount thereof, the "Bank Credit Agreement") among the Parent and the Lenders, the Lenders have made available to the Parent certain credit facilities in a current aggregate principal amount up to $45,000,000 (all amounts outstanding in respect of said credit facilities being hereinafter collectively referred to as the "Loans").

    C. In connection with the execution of the Bank Credit Agreement and as support for the Loans made thereunder, THC Systems, Inc., Buffalo China, Inc. and Camden Wire Co., Inc., each of which are wholly-owned subsidiaries of the Parent (together with any other subsidiaries of the Parent required from time to time to execute and deliver a subsidiary guarantee pursuant to the provisions of the 1992 Note Agreement, the 1996 Note Agreement or the Bank Credit Agreement, collectively, the "Subsidiary Guarantors") have guaranteed to the Lenders the payment of the Loans and all other obligations of the Parent arising in connection with the transactions contemplated by the Bank Credit Agreement under certain subsidiary guarantees (as such guarantees may be modified, amended, renewed or replaced, including any increase in the amount thereof, and together with any other subsidiary guarantee executed and delivered from time to time pursuant to the provisions of the Bank Credit Agreement, collectively, the "Lender Guaranty").

    D. The Subsidiary Guarantors have entered into subsidiary guarantees dated as of November 1, 1996 with respect to the 1992 Notes and November 26, 1996 with respect to the 1996 Notes (as such subsidiary guarantees may be modified, amended, renewed or replaced and, together with any other subsidiary guarantee executed and delivered from time to time pursuant to the provisions of the Note Agreements, collectively, the "Noteholder Guaranty") pursuant to which (a) Camden Wire Co., Inc. and Buffalo China, Inc. have guaranteed to the holders of the 1996 Notes the payment of the principal of, premium, if any, and interest on the 1996 Notes and the payment of all other obligations of THC Systems, Inc. arising in connection with the transactions contemplated by the 1996 Note Agreement and (b) Camden Wire Co., Inc., Buffalo China, Inc. and THC Systems, Inc. have guaranteed to the holders of the 1992 Notes the payment of the principal of, premium, if any, and interest on the 1992 Notes and the payment of all other obligations of the Parent arising in connection with the transactions contemplated by the 1992 Note Agreement. The Lender Guaranty and the Noteholder Guaranty are each hereinafter referred to as a "Subsidiary Guarantee".

    E. In consideration of the mutual benefit to be provided hereby and intending to be legally bound, the Lenders and the Noteholders have agreed to enter into this Agreement.

    NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.  DEFINITIONS.

    The following terms shall have the meanings assigned to them below in this 1 or in the provisions of this Agreement referred to below:

    "Bank Credit Agreement" shall have the meaning assigned thereto in the Recitals hereof.

    "Bankruptcy Proceeding" shall mean, with respect to any person, a general assignment of such person for the benefit of its creditors, or the institution by or against such person of any proceeding seeking relief as debtor, or seeking to adjudicate such person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such person or its debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such person or for any substantial part of its property.

    "Creditor" shall have the meaning assigned thereto in the introductory paragraph hereto.

    "Excess Sharing Payment" shall mean as to any Creditor an amount equal to the Sharing Payment received by such Creditor less the Pro Rata Share of Sharing Payments to which such Creditor is then entitled.

    "Lender" shall have the meaning assigned thereto in the introductory paragraph hereto.

    "Lender Guaranty" shall have the meaning assigned thereto in the Recitals hereof.

    "Loans" shall have the meaning assigned thereto in the Recitals hereof.

    "1992 Notes" shall have the meaning assigned thereto in the Recitals hereof.

    "1992 Note Agreement" shall have the meaning assigned thereto in the Recitals hereof.

    "1996 Notes" shall have the meaning assigned thereto in the Recitals hereof.

    "1996 Note Agreement" shall have the meaning assigned thereto in the Recitals hereof.

    "Noteholder"  shall  have  the  meaning  assigned  thereto   in  the
introductory paragraph hereto.

    "Noteholder Guaranty" shall have the meaning assigned thereto in the Recitals hereof.

    "Notes" shall have the meaning assigned thereto in the Recitals hereof.

    "Parent" shall have the meaning assigned thereto in the Recitals hereof.

    "Pro Rata Share of Sharing Payments" shall mean as of the date of any Sharing Payment to a Creditor an amount equal to the product obtained by multiplying (x) the amount of all Sharing Payments made to all Creditors concurrently with the payments to such Creditors in connection with the collection of such Sharing Payments by (y) fraction, the numerator of which shall be the Specified Amount owing to such Creditor, and the denominator of which is the aggregate amount of all outstanding Subject Obligations (without giving effect in the denominator to the application of any such Sharing Payments).

    "Receiving Creditor" shall have the meaning assigned thereto in 2.

    "Sharing Payment" shall have the meaning assigned thereto in 2.

    "Specified Amount" shall mean as to any Creditor the aggregate amount of the Subject Obligations owed to such Creditor.

    "Subject Obligations" shall mean all principal of premium, if any, and any interest on, the Notes and the Loans and all other obligations of THC Systems, Inc. or the Parent under or in respect of the Notes and the Loans and under the Note Agreements and the Bank Credit Agreement; provided that any amount of such Subject Obligations which is not allowed as a claim enforceable against the Parent or THC Systems, Inc. in a Bankruptcy Proceeding under applicable law shall be excluded from the computation of "Subject Obligations" hereunder.

    "Subsidiary Guarantors" shall have the meaning assigned thereto in the Recitals hereof.

    "Subsidiary Guarantee" shall have the meaning assigned thereto in the Recitals hereof.

Section 2.  SHARING OF RECOVERIES.

    Each Creditor hereby agrees with each other Creditor that (a) payments made pursuant to terms of a Subsidiary Guarantee or (b) payments (other than regularly scheduled payments of principal and interest) made with respect to the
1996   Notes   by  THC  Systems,  Inc.  (collectively,  "Sharing   Payments"
or individually, a "Sharing Payment") (x) within 90 days prior to the commencement of a Bankruptcy Proceeding or at any time thereafter with respect to any Subsidiary Guarantor or THC Systems, Inc. (with respect to the 1996 Note Agreement) or the Parent or (y) following the acceleration of the 1992 Notes or the 1996 Notes or the Loans, shall be shared so that each Creditor shall receive its Pro Rata Share of Sharing Payments. Accordingly, each Creditor hereby agrees that in the event (a) an event described in clauses (x) or (y) above shall have occurred, (b) any Creditor shall receive a Sharing Payment (a "Receiving Creditor"), and (c) any other Creditor shall not concurrently receive its Pro Rata Share of Sharing Payments from the same Subsidiary Guarantor or THC Systems, Inc. in connection with Sharing Payments made pursuant to clause (b) above, then the Receiving Creditor shall promptly remit the Excess Sharing Payment to each other Creditor who shall then be entitled thereto so that after giving effect to such payment (and any other payments then being made by any other Receiving Creditor pursuant to this 2) each Creditor shall have received its Pro Rata Share of Sharing Payments.

    Any such payments shall be deemed to be and shall be made in consideration of the purchase for cash at face value, but without recourse, ratably from the other Creditors of such amount of the 1992 Notes or the 1996 Notes or Loans (or interest therein), as the case may be, to the extent necessary to cause such Creditor to share such Excess Sharing Payment with the other Creditors as hereinabove provided; provided, however, that if any such purchase or payment is made by any Receiving Creditor and if such Excess Sharing Payment or part thereof is thereafter recovered from such Receiving Creditor by any Subsidiary Guarantor or by THC Systems, Inc. in connection with Sharing Payments made pursuant to clause (b) of the preceding paragraph
(including, without limitation, by any trustee in bankruptcy of any Subsidiary Guarantor or any creditor thereof), the related purchase from the other Creditors shall be rescinded ratably and the purchase price restored as to the portion of such Excess Sharing Payment so recovered, but without interest; and provided further nothing herein contained shall obligate any Creditor to resort to any setoff, application of deposit balance or other means of payment or avail itself of any recourse by resort to any property of THC Systems, Inc. or the Parent or any Subsidiary Guarantor, the taking of any such action to remain within the absolute discretion of such Creditor without obligation of any kind to other Creditors to take any such action.

Section 3.   AGREEMENTS AMONG THE CREDITORS.

    Section 3.1. Independent Actions by Creditors. Nothing contained in this Agreement shall prohibit any Creditor from accelerating the maturity of, or demanding payment from any Subsidiary Guarantor on, any Subject Obligation of the Parent or THC Systems, Inc. to such Creditor or from instituting legal action against THC Systems, Inc. or the Parent or any Subsidiary Guarantor or THC Systems, Inc. in connection with a Sharing Payment to obtain a judgment or other legal process in respect of such Subject Obligation, but any funds received from any Subsidiary Guarantor or THC Systems, Inc. in connection with a Sharing Payment in connection with any recovery therefrom shall be subject to the terms of this Agreement.

    Section 3.2. Relation of Creditors. This Agreement is entered into solely for the purpose set forth herein, and no Creditor assumes any responsibility to any other party hereto to advise such other party of information known to such other party regarding the financial condition of the Parent, THC Systems, Inc. or any Subsidiary Guarantor or of any other circumstances bearing upon the risk of nonpayment of any Subject Obligation. Each Creditor specifically acknowledges and agrees that nothing contained in this Agreement is or is intended to be for the benefit of THC Systems, Inc. or the Parent or any Subsidiary Guarantor and nothing contained herein shall limit or in any way modify any of the obligations of THC Systems, Inc. or the Parent or any Subsidiary Guarantor to the Creditors.

    Section 3.3. Acknowledgment of Guaranties. The Lenders hereby expressly acknowledge and consent to the execution and delivery of the Noteholder Guaranty and the Noteholders hereby expressly acknowledge the existence of the Lender Guaranty.

SECTION 4.  MISCELLANEOUS

    Section 4.1. Entire Agreement. This Agreement represents the entire Agreement among the Creditors and, except as otherwise provided, this Agreement may not be altered, amended or modified except in a writing executed by all parties to this Agreement.

    Section 4.2. Notices. Notices hereunder shall be given to the Creditors at their addresses as set forth in the Note Agreements or the Bank Credit Agreement, as the case may be, or at such other address as may be designated by each in a written notice to the other parties hereto.

    Section 4.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the Creditors and their respective successors and assigns (including, without limitation, any holder of a participation interest in any Subject Obligation), whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any future holder or holders of any Subject Obligations, and the term "Creditor" shall include any such subsequent holder of Subject Obligations, wherever the context permits.

    Section 4.4. Governing law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

    Section 4.5. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one Agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

    Section 4.6. Sale of Interest No Creditor will sell, transfer or otherwise dispose of any interest in the Subject Obligations unless such purchaser or transferee shall agree, in writing, to be bound by the terms of this Agreement.

    Section 4.7. Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date set forth above.


ALLSTATE INSURANCE COMPANY

By: /s/

By: /s/ Steven M. Laude
        Authorized Signatories


ALLSTATE INSURANCE COMPANY

By: /s/
By: /s Steven M. Laude
       Authorized Signatories


PACIFIC MUTUAL LIFE INSURANCE COMPANY

By: /s/ Diane W. Dales

By: /s/ Peter S. Fiek

THE CHASE MANHATTAN BANK
(as Agent and Bank)

By: /s/ Joseph H. Oddo, Jr.
        Joseph H. Oddo, Jr.
        Vice President


MARINE MIDLAND BANK

By: /s/ John R. Pennisi
        Vice President


NATIONSBANK, N.A.

By: /s/ C. A. Lauher
        Vice President